UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under § 240.14a-12

CORESITE REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1001 17th Street, Suite 500
Denver, Colorado 80202
(866) 777-2673
March 26, 2021
Dear CoreSite Stockholder:
You are cordially invited to the CoreSite Realty Corporation 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 19, 2021, at 2:00 p.m., Mountain Time. The Annual Meeting will be held entirely online live via audio webcast in a virtual meeting format. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/COR2021, where you will be able to listen to the Annual Meeting live, submit questions and vote.
At the Annual Meeting, you will be asked to (i) elect eight directors to our Board of Directors, (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and (iii) approve an advisory vote on executive compensation.
The accompanying Notice of 2021 Annual Meeting of Stockholders describes these matters. We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. Our proxy materials are available at www.proxyvote.com. We have sent the Notice of Annual Meeting to each of our stockholders, providing instructions on how to access our proxy materials and our 2020 Annual Report on the Internet. Please read the enclosed information carefully before submitting your proxy.
Please join us at the Annual Meeting. Whether or not you plan to attend, it is important that you authorize your proxy promptly. If you do attend the Annual Meeting, you may revoke your proxy should you wish to vote online.
Sincerely,
Paul E. Szurek
President, Chief Executive Officer and Director

1001 17th Street, Suite 500
Denver, Colorado 80202
(866) 777-2673
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of CoreSite Realty Corporation:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of CoreSite Realty Corporation, a Maryland corporation, will be held on Wednesday, May 19, 2021, at 2:00 p.m., Mountain Time, entirely online live via audio webcast in a virtual meeting format. You will be able to attend and participate in the Annual Meeting online by visiting at www.virtualshareholdermeeting.com/COR2021 where you will be able to listen to the Annual Meeting live, submit questions, and vote. The Annual Meeting will be held for the following purposes:
1.
to consider and vote upon the election of eight directors to the Board of Directors to serve until the 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualify;

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to consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.
to consider and vote upon the advisory vote to approve the compensation of our named executive officers, as described in the proxy statement.

We will also transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof. We know of no other matters to come before the Annual Meeting. Only stockholders of record at the close of business on March 19, 2021, are entitled to notice of, and to vote at, the Annual Meeting or at any postponements or adjournments thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2021. Our proxy statement and 2020 Annual Report are available at www.proxyvote.com.
Regardless of the number of shares of common stock you hold, as a stockholder your role is very important and the Board of Directors strongly encourages you to exercise your right to vote.
BY ORDER OF THE BOARD OF DIRECTORS,
Derek S. McCandless
Senior Vice President, Legal, General Counsel and Secretary
March 26, 2021
Denver, Colorado

2021 Proxy Statement—Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

GENERAL INFORMATION

Meeting: 2021 Annual Meeting of Stockholders
Date: Wednesday, May 19, 2021
Time: 2:00 p.m., Mountain Time
Location: www.virtualshareholdermeeting.com/COR2021
Record Date: Close of business on March 19, 2021
Record Date Shares Outstanding: 42,985,085 shares
Investor Relations Website: www.coresite.com/investors
Annual Report: https://investors.coresite.com/index.php/
shareholder-services/annual-meeting
Sustainability Report: www.coresite.com/about/sustainability
ANNUAL MEETING AGENDA (Board Recommendation)

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Election of Eight Directors (“FOR”)

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Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm (“FOR”)

3.
Advisory Vote to Approve the Compensation of our Named Executive Officers (“FOR”)

2020 OPERATIONAL HIGHLIGHTS

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Achieved $37.6 million of annualized GAAP rent signed that led to a record retail and small-scale sales year of $25.3 million of annualized GAAP rent, representing an approximate 18% increase over 2019.

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Achieved “Seven 9s” of uptime for power and cooling across our portfolio of data center facilities as we continued to focus on operational excellence, which exceeded our target of “six-nines” and the industry standard of “five-nines”.

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Delivered 192,000 net rentable square feet, or 22 megawatts, of new capacity, including delivering two new ground-up data centers, which completed our multi-year plan to add four new ground-up data centers to our portfolio ecosystem.

EXECUTIVE COMPENSATION HIGHLIGHTS

2020 Say-on-Pay Vote:   Approximately 96.3% of the votes cast at the 2020 Annual Meeting of Stockholders approved the advisory vote to approve the compensation of our named executive officers. In light of the vote results, the Compensation Committee did not make any changes to its compensation philosophy.
2020 Compensation Mix:

Bonus Plan Payout:   We continued the use of three weighted performance measures for our annual incentive bonus program to better connect executive compensation to overall company performance (Revenue, EBITDAre and FFO). Our performance during 2020 against the measures resulting in slightly above target payouts for 2020 at 102.18% of the target cash bonus.
2020 Performance-Based Equity Award Achievement:   2020 TSR achievement between the 92nd and 95th percentiles based on our relative performance versus the MSCI US REIT Index, which resulted in earning the maximum 175% of the target awards in the 2020 performance period. For the 2018 awards, the overall cumulative three-year period payout was at an amount of 146.4% of the target shares, with the final total earned award at 126.32% of the target shares.
CORPORATE GOVERNANCE HIGHLIGHTS

DIRECTOR TENURE
> 7 YRS
3-7 YRS
< 3 YRS
50%
25%
25%

(effective after Annual Meeting)
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Independent Directors and Board Committees - All director nominees are independent, except for the Chief Executive Officer. Our board committees are comprised solely of independent directors.

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Annual Election of Directors - We do not have a classified board and all of our directors are elected annually.

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No Hedging or Pledging - We do not allow our management or directors to engage in hedging transactions in our stock or to pledge our stock.

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Independent Compensation Consultant - The compensation committee retains an independent compensation consultant that does not provide any services to management and that has no conflicts of interest with our company.

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Stock Ownership Guidelines - We require our management and directors to hold a certain amount of our stock. All of our directors and officers are in compliance with the stock ownership guidelines.

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No Enhanced Benefit Programs - We do not provide our management with pensions or any other enhanced benefit programs.

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Annual Say-On-Pay Vote - We hold an annual advisory say-on-pay vote to approve executive compensation.

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Stockholders Right to Amend the Bylaws - Our bylaws provide our stockholders, to the same extent as our board of directors, the power to amend our bylaws.

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Annual Corporate Sustainability Report - We are committed to managing the risks and opportunities that arise from environmental, social and governance issues.

1001 17th Street, Suite 500
Denver, Colorado 80202
(866) 777-2673

PROXY STATEMENT

GENERAL INFORMATION REGARDING SOLICITATION AND VOTING
General
This proxy statement is furnished by the Board of Directors (the “Board”) in connection with the solicitation of proxies for CoreSite Realty Corporation’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 19, 2021, at 2:00 p.m., Mountain Time, entirely online live via audio webcast in a virtual meeting format only at www.virtualshareholdermeeting.com/COR2021, and at any postponements or adjournments thereof. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/COR2021, where you will be able to listen to the Annual Meeting live, submit questions, and vote. Unless the context requires otherwise, references in this proxy statement to “CoreSite,” “we,” “our,” “us” and “our company” refer to CoreSite Realty Corporation, a Maryland corporation, together with its consolidated subsidiaries, including CoreSite, L.P., a Delaware limited partnership (our “Operating Partnership”), of which CoreSite Realty Corporation is the sole general partner. This proxy statement will first be made available to stockholders on or about March 26, 2021.
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. The Notice is being mailed to stockholders beginning on or about March 26, 2021. Stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2021. Our proxy statement and 2020 Annual Report are available at www.proxyvote.com.
Certain of our directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. We also have retained Alliance Advisors to assist in the solicitation of proxies for an estimated fee of $7,000, plus reimbursement of reasonable expenses. In addition, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if it is given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this proxy statement does not imply that the information herein has remained unchanged since the date of this proxy statement.
Purposes of the Annual Meeting
The purposes of the Annual Meeting are to: (1) consider and vote upon the election of eight directors to the Board to serve until the next meeting of stockholders and until their successors are duly elected and qualify (“Proposal One”); (2) consider and vote upon the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal Two”); (3) consider and vote upon the advisory vote to approve the compensation of our named executive officers (“Proposal Three”); and (4) transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Our Board knows of no other matters to be brought before the Annual Meeting.
Stockholders Entitled to Vote
The close of business on March 19, 2021, has been set as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record as of the close of business on the Record Date or their duly authorized proxies are entitled to vote at the Annual Meeting. On the Record Date, our outstanding securities entitled to vote at the Annual Meeting consisted of 42,985,085 shares of common stock. Each share of common stock is entitled to one vote. Votes may not be cumulated in the election of directors.
How to Vote
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. You may authorize your proxy via the Internet by following the instructions provided in the Notice. If you request printed copies of the proxy materials by mail, you may also authorize your proxy by filling out the proxy card included with the materials or by calling the toll-free number found on the proxy card.
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form. You should instruct your broker or nominee how to vote your shares by following the voting instructions on the voting instruction form provided by your broker or nominee.
In addition, you may vote online at the Annual Meeting as described below under the heading “Attending and Voting at the Annual Meeting.”
Attending and Voting at the Annual Meeting
Stockholders as of the Record Date, or their duly appointed proxies, may attend and vote at the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/COR2021 and entering your 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank or other nominee to obtain your 16-digit control number or otherwise vote through the broker, bank or other nominee. If you lose or otherwise do not have your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or submit questions. Only stockholders with a valid 16-digit control number will be able to attend the Annual Meeting and vote and submit questions. Each stockholder’s vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.
A summary of the information you need to attend the Annual Meeting online is provided below:
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To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

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The Annual Meeting webcast will begin promptly at 2:00 p.m. Mountain Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 1:45 p.m. Mountain Time, and you should allow ample time for the check-in procedures.

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The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

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Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/COR2021. Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/COR2021 on the day of the Annual Meeting.

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Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including, but not limited to, those related to employment, product or service issues, or suggestions for product or service improvements, are not pertinent to Annual Meeting matters and therefore will not be answered.

Only stockholders with a valid 16-digit control number will be able to attend the Annual Meeting and vote and submit questions at the Annual Meeting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
Voting Without Attending the Annual Meeting
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may authorize your proxy to vote your shares, either by mail or via the Internet, or by calling the toll-free number found on the Notice and the proxy card.
Proxies authorized properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is authorized but voting directions are not made, the proxy will be voted “FOR” each of the eight director nominees, “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021, “FOR” the advisory vote to approve the compensation of our named executive officers as described in this proxy statement, and in such manner as the proxy holders named on the proxy (the “Proxy Agents”), in their discretion, determine upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
If your shares of common stock are held through a broker, bank or other nominee (collectively referred to as “brokers”), under applicable rules of the New York Stock Exchange (the “NYSE”) (the exchange on which our common stock is traded), the brokers will vote your shares according to the specific instructions they receive from you. If a broker that holds shares of our common stock for a beneficial owner does not receive voting instructions from that owner, the broker may vote on the proposal only if it is considered a “routine” matter under the NYSE’s rules, such as this year’s ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two), or leave that owner’s shares unvoted. Pursuant to the rules of the NYSE, the election of directors (Proposal One) and the advisory vote to approve the compensation of our named executive officers (Proposal Three) are not “routine” matters as to which brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions. A broker non-vote occurs when a bank, broker or other person holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.
The proposals set forth in this proxy statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes to vote on any other business that may properly come before the Annual Meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents may vote your shares on the new Annual Meeting date as well, unless you have revoked your proxy.
Quorum
Holders of a majority of our outstanding common stock entitled to vote must be present, in person, or by means of remote communication, or by proxy, at the Annual Meeting for a quorum to exist. If the shares present in person, or by means of remote communication, or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned by the chairperson of the Annual Meeting to a date not more than 120 days after the Record Date without notice other than announcement at the Annual Meeting. Shares that are voted “FOR,” “AGAINST,” “ABSTAIN,” or, with respect to the election of directors, “WITHHOLD,” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you are a stockholder of record as of the Record Date and have returned a valid proxy or attend the Annual Meeting online, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes will also be counted as present for purposes of determining the presence of a quorum.
Required Vote
With respect to Proposal One, you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Members of the Board are elected by a plurality of votes cast, in person, or by means of remote communication, or by proxy, at the Annual Meeting, provided that a quorum is present. This means that the eight nominees who receive the greatest number of “FOR” votes cast will be elected. Cumulative voting is not permitted. Neither broker non-votes nor votes marked “WITHHOLD” will have an effect with respect to the election of any nominee.
You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals Two and Three. To be approved, each of Proposals Two and Three must receive the affirmative vote of a majority of the votes cast, in person, or by means of remote communication, or by proxy, at the Annual Meeting on the proposal, provided that a quorum is present. Abstentions and broker non-votes, if any, will not be counted as votes cast on Proposals Two and Three and will have no effect on the result of either vote.
Board Recommendation
The Board recommends that you vote as follows:
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“FOR” each of the eight director nominees set forth in Proposal One;

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“FOR” Proposal Two, relating to the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

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“FOR” Proposal Three, relating to the advisory vote to approve the compensation of our named executive officers, as described in this proxy statement.

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.
Revocation of Proxies
You may revoke your proxy at any time prior to it being exercised by (i) delivering a written notice of revocation to our Secretary, (ii) submitting a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting online. Attendance at the Annual Meeting will not, by itself, revoke a duly executed proxy.
Reason for Holding a Virtual Meeting
As part of our effort to maintain a safe and healthy environment for our directors, members of management, and stockholders who wish to attend the Annual Meeting, in light of the public health impact of the COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world.
Voting Results
The voting results will be tallied by the inspector of election appointed for the Annual Meeting and filed with the SEC in a Current Report on Form 8-K within four business days following the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS
Currently, there are ten directors on our Board. In February 2021, each of James A. Attwood, Jr. and J. David Thompson announced that they would not stand for re-election at the Annual Meeting. Each intends to remain on the Board until the 2021 Annual Meeting. At the conclusion of the Annual Meeting, the size of the Board will be reduced to eight members.
The eight persons named below, each of whom currently serves on our Board, have been recommended by our Nominating/Corporate Governance Committee, subject to the Operating Partnership Agreement (as defined herein), and nominated by our Board to serve on the Board until our 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. Each of the nominees has consented to being named in this proxy statement. In addition, the Board has determined that all of our directors (including Messrs. Attwood and Thompson), other than Paul E. Szurek, our President and Chief Executive Officer, are independent under applicable SEC and NYSE rules. In making their independence determination, the Board considered the relationship of James A. Attwood, Jr. and Robert G. Stuckey with The Carlyle Group Inc. (“Carlyle”), a significant holder of our Operating Partnership’s units. A plurality of votes cast is necessary for the election of a director. There is no cumulative voting in the election of directors.
The Nominating/Corporate Governance Committee has not set forth minimum qualifications for Board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating/Corporate Governance Committee considers the following criteria:
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personal and professional integrity, ethics and values;

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experience in corporate governance, including as an officer, board member or senior executive or as a former officer, board member or senior executive of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

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experience in our industry and taking into account the interests of our various stockholders;

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academic expertise in an area of our operations;

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diversity of experience, profession, expertise, skill and background (including with respect to race, ethnicity and gender), both on an individual level and in relation to the Board as a whole;

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practical and mature business judgment, including the ability to make independent analytical inquiries; and

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the nature of and time involved in a director’s service on other boards of directors and/or committees.

The Nominating/Corporate Governance Committee continually reviews Board composition and potential additions while striving to maintain and grow a diverse and broad skill set that complements the business. For example, the Board added Kelly C. Chambliss (in September 2016), Jean A. Bua (in May 2017), Patricia L. Higgins (in August 2020) and Michael H. Millegan (in February 2021), as members of the Board, and the Board believes these latest directors have provided valuable experience and insight, along with additional diversity to the Board. The Board and the Nominating/Corporate Governance Committee are committed to ensuring the Board functions effectively and with appropriate diversity and expertise, including representation of women and minorities. Accordingly, as of March 26, 2021, 30% of our directors identify as female and 10% as minority (and 37.5% and 12.5%, respectively, after the Annual Meeting). Although the Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, to help ensure that the Board remains aware of, and responsive to, the needs and interests of our customers, stockholders, employees and other stakeholders, the Board believes it is important to identify otherwise qualified director candidates that would increase the gender, racial, ethnic and/or cultural diversity of the Board. Similarly, we believe that a Board made up of highly qualified individuals from diverse backgrounds is important to the long-term success of our business, in addition to promoting better corporate governance and performance and effective decision-making and strategic planning. Accordingly, when considering the nomination of new directors, the Nominating/Corporate Governance Committee is committed to including diversity as a factor that will be taken into consideration to ensure that the composition of the Board reflects a broad diversity of experience, profession, expertise, skill, and background, including gender, racial, ethnic and cultural diversity. The Nominating/Corporate Governance Committee does not assign a specific weight to the various factors it considers in evaluating potential new candidates to the Board, and no particular criteria is necessarily applicable to all prospective nominees. In the evaluation of potential new candidates, the Nominating/Corporate Governance Committee considers each candidate’s qualifications in light of the then-current mix of Board attributes, including diversity.
In identifying potential candidates for the Board, other than the director candidate nominated by Carlyle, the Nominating/Corporate Governance Committee generally relies on a variety of resources to identify potential candidates, which, among other things and depending on the circumstances, may include its and the Board’s network of contacts, corporate search resources, and, if the Nominating/Corporate Governance Committee deems appropriate, a professional search firm. The Nominating/Corporate Governance Committee will also ensure that it requests that any search firm that the Nominating/Corporate Governance Committee engages include candidates with diversity of gender, race, ethnicity and culture in its pool of potential director candidates. By utilizing a broad variety of resources as deemed appropriate by the Nominating/Corporate Governance Committee in light of the then-current mix of Board attributes and any previously identified potential candidates, the Nominating/Corporate Governance Committee believes it will be able to identify, evaluate and consider a diverse range of qualified candidates, including candidates that increase the gender, racial, ethnic and cultural diversity of the Board.
Under the partnership agreement governing our Operating Partnership (the “Operating Partnership Agreement”), Carlyle, which directly or indirectly owned approximately 12.0% of our Operating Partnership as of March 19, 2021, is currently entitled to nominate one director for election to our Board. See “Information about our Board and its Committees” for more information about the circumstances under which Carlyle is entitled to appoint a nominee to our Board. Carlyle has exercised this right by nominating Robert G. Stuckey for election at the Annual Meeting.
Nominees for Election as Directors
The table below sets forth the names and biographical information of each of the directors nominated for election at the Annual Meeting.
Name	Positions with the Company	Age as of the Annual Meeting	Director Since
Robert G. Stuckey	Director, Chair of the Board	59	2010
Paul E. Szurek	Director, President and Chief Executive Officer	60	2010
Jean A. Bua	Director	62	2017
Kelly C. Chambliss	Director	50	2016
Patricia L. Higgins	Director	71	2020
Michael R. Koehler	Director	54	2010
Michael H. Millegan	Director	62	2021
David A. Wilson	Lead Independent Director	79	2010
Directors
Robert G. Stuckey is our Chair of the Board and has served as a director since September 2010. Mr. Stuckey is a Managing Director and Fund Head, US Real Estate, at Carlyle. Prior to joining Carlyle in 1998, Mr. Stuckey was Chief Investment Officer at CarrAmerica Realty Corporation, a real estate investment trust (“REIT”). Prior to that, he was Senior Vice President of Prologis, Inc. (“Prologis”), a REIT which is an owner, operator and developer of industrial real estate, and Chief Financial Officer for Trammell Crow Company (Northeast Region), a developer of, and investor in, commercial real estate. Mr. Stuckey was twice an Academic All-American in football at the University of Nebraska and received an M.B.A. from Harvard University. In determining Mr. Stuckey’s qualifications to serve on our Board, the

Board considered, among other things, Mr. Stuckey’s significant experience concerning the acquisition, disposition, financing, operations and market opportunities of data center properties and private and publicly traded REITs, which provides us with valuable insight into commercial real estate, REIT and data center industry trends that affect our business.
Paul E. Szurek has served as our President and Chief Executive Officer since September 2016, and as a director since September 2010. From 2003 to August 2016, Mr. Szurek was Chief Financial Officer of Biltmore Farms, LLC (“Biltmore Farms”), a residential and commercial real estate development and operating company. Prior to joining Biltmore Farms, Mr. Szurek served as Chief Financial Officer of Security Capital Group Incorporated, a publicly traded real estate investment, development and operating company with extensive REIT engagement. Mr. Szurek is currently a director of Four Corners Property Trust, Inc. a REIT focused on restaurant real estate. He has also previously served as a director of the Charlotte, North Carolina branch of the Federal Reserve Bank of Richmond and as a director to two publicly traded real estate companies, Regency Centers and Security Capital U.S. Realty. Mr. Szurek received a J.D. with honors from Harvard Law School and a B.A. in Government, magna cum laude, from the University of Texas at Austin. In determining Mr. Szurek’s qualifications to serve on our Board, the Board considered, among other things, Mr. Szurek’s significant experience concerning the acquisition, disposition, financing, operations and market opportunities of private and publicly traded REITs, which provide us with valuable insight into REIT-industry trends that affect our business. In addition, Mr. Szurek provides valuable insight to the Board based on the day-to-day operations and issues he encounters as our President and Chief Executive Officer.
Jean A. Bua has served as a director since May 2017. Ms. Bua has served as Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of NetScout Systems, Inc. (“NetScout”), a provider of real-time operational intelligence and performance analytics for service assurance and cyber security solutions, since September 2015 and previously served as NetScout’s Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer from November 2011 until September 2015. She originally joined NetScout in September 2010 as Vice President, Finance. Prior to NetScout, Ms. Bua served as Executive Vice President, Finance & Treasurer of American Tower Corporation, an operator of wireless and broadcast communications infrastructure, and spent nine years at Iron Mountain, Inc., an information management services company, concluding as Senior Vice President, Chief Accounting Officer and Worldwide Controller. She also previously held senior positions at Duracraft Corp. and Keithley Instruments and was a management consultant at Ernst & Young LLP and an auditor at KPMG LLP. Ms. Bua is currently a member of the board of directors of AstroNova, Inc., a provider of data visualization technologies, and Trillium Asset Management LLC, a specialist ESG investment firm. Ms. Bua earned a Bachelor of Science in Business Administration, summa cum laude, from Bryant College and an M.B.A. from the University of Rhode Island. In determining Ms. Bua’s qualifications to serve on our Board, the Board considered, among other things, Ms. Bua’s significant industry experience in the areas of accounting policy, internal controls and risk management.
Kelly C. Chambliss has served as a director since September 2016. Ms. Chambliss has been the General Manager and Managing Partner of IBM Global Business Services (GBS) North America since April 2018. Prior to this role, beginning in October 2013, Ms. Chambliss served as the Global Chief Technology Officer for IBM GBS, with a focus on the development, marketing, sales, and delivery of cloud-based solutions and as the Managing Partner of the Distribution and Industrial markets within IBM. Ms. Chambliss served in various other roles at IBM from late 2002 to October 2013. Ms. Chambliss joined IBM in late 2002 through the acquisition of PricewaterhouseCoopers Consulting, where she was a Partner. Ms. Chambliss graduated from Virginia Tech with a degree in Management Science and a specialization in Decision Support Systems. In determining Ms. Chambliss’ qualifications to serve on our Board, the Board considered, among other things, Ms. Chambliss’ significant experience in the technology and technology consulting industries, which provides us with valuable insight into the technology and market trends that affect our industry.
Patricia L. Higgins has served as a director since August 2020. Ms. Higgins was President and Chief Executive Officer and a director of Switch and Data Facilities, Inc., a provider of neutral interconnection and colocation services, from September 2000 until her retirement in February 2004. During 1999 and 2000, Ms. Higgins served as Executive Vice President of The Gartner Group and Chairman and Chief Executive Officer of The Research Board, a segment of The Gartner Group. From 1997 to 1999, she served as Corporate

Vice President and Chief Information Officer of Alcoa Inc., and from 1995 to 1997, she served as Vice President and President (Communications Market Business Unit) of Unisys Corporation. Between 1977 and 1995, she served in various managerial positions, including Corporate Vice President and Group Vice President (State of New York) for Verizon (NYNEX) and Vice President, International Sales Operations (Lucent) for AT&T Corporation/Lucent. Additionally, she has served on the boards of Barnes & Noble, Inc.; Internap Network Services Corporation; the Dali Museum; Visteon Corporation; Delta Air Lines, Inc.; and SpectraSite Communications, Inc. and currently serves on the Boards of The Travelers Companies, Inc. and DyCom Industries, Inc. In determining Ms. Higgins’ qualifications to serve on our Board, the Board considered her background as a public company Chief Executive Officer and Chief Information Officer, her senior executive-level positions in telecommunications, computing and information technology, and her extensive board experience, knowledge of accounting and financial controls, corporate finance and strategy, and depth of understand of the operation and management of public companies.
Michael R. Koehler has served as a director since September 2010. Mr. Koehler currently serves as Senior Vice President and Chief Information and Chief Digital Officer of Exelon Corporation, an electric and gas utility company, which he joined in April 2016. From September 2015 to April 2016, he served as Managing Partner of Volution Partners L.L.C., a management consulting firm specializing in information technology. Mr. Koehler served as Senior Vice President, Global Services, of EMC Corporation, a provider of information technology consulting services and hardware, from August 2011 to September 2015. During 2008 and 2009, Mr. Koehler served as Senior Vice President, Americas Region, of Electronic Data Systems Corporation (“EDS”), a division of the Hewlett-Packard Company (“HP”). EDS, a global provider of information technology and business processing outsourcing services, was acquired by HP in 2008. Prior to HP’s acquisition of EDS, Mr. Koehler served as Executive Vice President, Global ITO Services and as Senior Vice President, Infrastructure Technology and Business Process Outsourcing at EDS. During 2007, Mr. Koehler served as Regional Senior Vice President, Europe, Middle East and Africa Operations at EDS, and, from 2006 to 2008, as Enterprise Client Executive, Navy Marine Corps Intranet Account at EDS. From 2004 to 2006, Mr. Koehler served as Chief Operating Officer of The Feld Group, a management information technology consulting firm that was acquired by EDS in 2004. From 1994 to 2001, he held management positions of increasingly greater responsibility at The Feld Group. Mr. Koehler received his B.S. in Industrial Engineering from Texas Tech University. In determining Mr. Koehler’s qualifications to serve on our Board, the Board considered, among other things, Mr. Koehler’s significant experience in the technology consulting and outsourcing industries and extensive operational and strategic planning experience in complex global companies, which provide us with valuable insight into the technology trends that affect our business.
Michael H. Millegan has served as a director since February 2021. Mr. Millegan is Chief Executive Officer of Millegan Advisory Group 3 LLC (“MAG3”), which he founded in 2014. MAG3 provides strategic advisory services through expertise in technology, talent, and regulatory transformation. In 2019, he joined the Board of Directors of Portland General Electric Company, and is a member of both the Audit and Finance Committees. Mr. Millegan is also currently a member of the Board of Directors of Wireless Telecom Group, serving on their Nominating and Corporate Governance Committee. Mr. Millegan was President of Verizon Global Wholesale group, a business unit of Verizon Communications, where he focused on global carrier, wireless and cable company network requirements from 2007 until his retirement in December 2013. During this time, he served as a member of the Verizon Leadership Committee which focused on operational performance. Prior to that, Mr. Millegan was Senior Vice President/Market President for Verizon’s Midwest Operations and Senior Vice President Enterprise/Wholesale business unit, which focused on over 300 large enterprise customers. Mr. Millegan also led the Logistics/Supply Chain business unit as the Senior Vice President from 2000 to 2004. Mr. Millegan served on the advisory board of FINSPHERE, a leader in mobile identity authentication enabling financial institutions and mobile network operators to protect against credit card fraud. In addition, Mr. Millegan is an advisor to WINDPACT, an innovative sports technology company developing protective gear to minimize sports related concussive head trauma. Mr. Millegan serves on the board of directors of the Virginia Mason Foundation, a division of the Virginia Mason Health System responsible for enhancing the level of philanthropic support of Virginia Mason Health System. He holds a Bachelor’s and Master’s degree in Business Administration from Angelo State University. Mr. Millegan’s experience as an executive at Verizon and advisor to multiple technology companies qualifies him to serve on the Company’s board of directors.

David A. Wilson is our Lead Independent Director and has served as a director since September 2010. Mr. Wilson served as President and Chief Executive Officer of the Graduate Management Admission Council (the “Council”) from 1995 until his retirement in December 2013. The Council is the owner of the Graduate Management Admission Test, the GMAT. Prior to 1995, he was a Managing Partner and National Director for Professional Development at Ernst & Young LLP, a public accounting firm. From 1968 to 1978, Mr. Wilson held faculty positions at the University of Texas at Austin, where he was awarded tenure, and at Harvard Business School. Mr. Wilson completed his undergraduate studies at Queen’s University in Canada, received his M.B.A. at the University of California, Berkeley, and received his doctorate at the University of Illinois. He is a Chartered Accountant in Canada and a Certified Public Accountant in the United States. Mr. Wilson served on the board of directors of Laureate Education, Inc. (“Laureate”), a company which provides access to high-quality, innovative institutions of higher education, from 2002 to 2007, and of Terra Industries, Inc. (“Terra”), a producer and marketer of nitrogen products for the agricultural and industrial markets, from 2009 to 2010. At Laureate, he chaired the Audit Committee and served as a member of the Nominating and Governance Committee and the Conflicts Committee. He served on the Audit Committee of Terra. He has served on the Worldwide Board of Junior Achievement, the Conseil d’Administration de la Confrérie de la Chaîne des Rôtisseurs (Paris) and The Wolf Trap Foundation. Mr. Wilson served on the board of directors of Barnes and Noble, Inc., a book retailer and content, commerce and technology company, and as chair of its Audit Committee from September 2010 to August 2015, and currently serves on the board of directors of Barnes & Noble Education, Inc., a provider of educational services, and as chair of its Audit Committee. He serves on the Board of Trustees of Johnson & Wales University and as Chair of its Audit Committee and a member of its Finance Committee. Mr. Wilson is a National Association of Corporate Directors (NACD) Leadership Fellow and received the CERT Certificate in Cybersecurity Oversight awarded by the Software Engineering Institute of Carnegie Mellon University. He was also a 2015 honoree of the NACD Directorship 100 award. In determining Mr. Wilson’s qualifications to serve on our Board, the Board considered, among other things, Mr. Wilson’s significant industry experience in the areas of accounting policy, internal controls and risk management.
Board Tenure and Diversity Highlights
(effective after the Annual Meeting)

ETHNICITY
Person of Color
12%
Not Person of
Color
88%

Summary of Director Qualifications and Experience
We believe our current Board is highly qualified and active, consisting of directors with a diverse set of relevant experience, qualifications, and skills. This table provides a summary view of the qualifications and attributes of each director nominee.
	Robert G. Stuckey	Paul E. Szurek	Jean A. Bua	Kelly C. Chambliss	Patricia L. Higgins	Michael R. Koehler	Michael H. Millegan	David A. Wilson
REIT experience is important in understanding REIT-industry trends that affect our business.	•	•	•			•		•
Business Head/Executive experience is important given that directors with executive experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others.
	•	•	•	•	•	•	•	•
Data Center/Technology experience is important in understanding data industry and technology trends that affect our business.	•	•		•	•	•	•
Financial Expertise/Literacy is important in evaluating our financial statements and capital structure.	•	•	•	•	•	•	•	•
Corporate Governance experience supports our goals of strong Board and management accountability, transparency and protection of stockholder interests.	•	•	•		•			•
Financing and Investments experience is important in evaluating our financing needs and investment strategy.	•	•	•				•	•
Accounting, Internal Control and Risk Management experience is critical to the Board’s role in overseeing the risks facing our company.		•	•		•	•		•
Legal Expertise facilitates assistance with the Board’s oversight of our legal and compliance matters.		•
Operational and Strategic Planning experience provides directors with a practical understanding of developing, implementing and assessing our operating plan and business strategy.	•	•	•	•	•	•	•	•
Sustainability and Corporate Responsibility experience to assist us in remaining steadfast in our focus on sustainability and integrity as tenets of our core strategy to continuously be a reliable partner, people centered, and efficiency focused.
•
Commercial Real Estate experience is important in evaluating property development/acquisition and identifying commercial real estate trends that affect our business.	•	•
Public Company experience provides us with a valuable perspective in monitoring, evaluating and directing our business.	•	•	•	•	•	•	•	•
Academia/Education experience is important because it brings perspective regarding organizational management and academic research relevant to our business and strategy.								•
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board, which is composed entirely of independent directors, has appointed KPMG as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. KPMG has been our independent registered public accounting firm since our initial public offering (“IPO”) in 2010. Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing KPMG as the independent registered public accounting firm of our company for 2021. If our stockholders do not ratify and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board.
A representative of KPMG will be present at our Annual Meeting, where the representative will be afforded an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
The affirmative vote of a majority of all votes cast on the proposal is necessary to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Annual Evaluation and Selection of KPMG
The Audit Committee annually evaluates the performance of its independent registered public accounting firm, including the senior members of the audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. Factors considered by the Audit Committee in deciding whether to retain KPMG as our independent registered public accounting firm include:
•
KPMG’s capabilities considering the complexity of our business, and the resulting demands placed on KPMG in terms of technical expertise and knowledge of our industry and business;

•
the quality and candor of KPMG’s communications with the Audit Committee and management;

•
KPMG’s independence;

•
the quality and efficiency of the services provided by KPMG, including input from management on KPMG’s performance and how effectively KPMG demonstrated its independent judgment, objectivity and professional skepticism;

•
external data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on KPMG and its peer firms; and

•
the appropriateness of KPMG’s fees, tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure KPMG’s continued independence.

Based on this evaluation, the Audit Committee and the Board believe that retaining KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021, is in the best interests of our company and its stockholders.
The Audit Committee also oversees the process for, and ultimately approves, the selection of our independent registered public accounting firm’s lead engagement partner at the five-year mandatory rotation period. Prior to the mandatory rotation period, at the Audit Committee’s instruction, KPMG will select candidates and provide qualifications to be considered for the lead engagement partner role, who will then be interviewed by members of our Audit Committee and senior management. After considering the candidates and their qualifications recommended by KPMG, senior management and the Audit Committee will discuss the candidates and their relative qualifications. The Audit Committee will then discuss the candidates with the current lead engagement partner, interview the leading candidate, and ultimately approve the individual. The most recent new KPMG lead engagement partner commenced service on our company’s audit in 2019.

Principal Accountant Fees and Services
The following table summarizes the fees billed by KPMG for professional services rendered to us for fiscal years 2020 and 2019.
	2020	2019
Audit Fees(1)	$958,762	$881,797
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$958,762	$881,797

(1)
Audit fees consisted of aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of interim consolidated financial statements, consultations on accounting matters directly related to the audit, or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including auditor consents and comfort letters.

Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate. The Audit Committee pre-approved all services performed by, and audit fees paid to, our independent registered public accounting firm during fiscal years 2020 and 2019.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT
The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of CoreSite Realty Corporation (the “Company”) assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.
With regard to the fiscal year ended December 31, 2020, the Audit Committee (i) reviewed and discussed with management our audited consolidated financial statements as of December 31, 2020, and for the year then ended; (ii) discussed with KPMG LLP, the independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”); (iii) received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence; and (iv) discussed with KPMG LLP their independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.
The Audit Committee:
Jean A. Bua (Chair)
Patricia L. Higgins
Michael R. Koehler
David A. Wilson

PROPOSAL THREE: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis section of this proxy statement, the compensation tables and accompanying narrative disclosures. While this stockholder vote on executive compensation is an advisory vote that is not binding on our company or the Board, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of all the votes cast on the proposal. Our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders until the next required stockholder vote on the frequency of such votes. We expect that the next such frequency vote will occur at the 2023 Annual Meeting of Stockholders.
Our executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive our strategic direction and achieve the annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. Our practice of placing a significant portion of each executive’s compensation at risk demonstrates this pay-for-performance philosophy.
We actively review and assess our executive compensation program in light of the industry in which we operate, the marketplace for executive talent in which we compete, and evolving compensation governance and best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy and is consistent with our annual and longer-term performance. Specifically, our compensation program for executive officers focuses on the following principal objectives:
•
align executive compensation with stockholder interests;

•
attract and retain talented personnel by offering competitive compensation packages;

•
motivate employees to achieve strategic and tactical corporate objectives and the profitable growth of our company; and

•
reinforce a strong performance-oriented environment in the payment of executive compensation based on achievement of annual and longer-term milestones and individual contributions within a team culture.

Our Board believes that our executive compensation program satisfies these objectives, properly aligns the interests of our executive officers with those of our stockholders, and is worthy of stockholder support. In determining whether to approve this proposal, we believe that stockholders should consider the following:
•
Independent Compensation Committee.   Executive compensation is reviewed and established by our Compensation Committee consisting solely of independent directors. The Compensation Committee meets in executive session in determining annual compensation. The Compensation Committee receives data, analysis and input from an independent compensation consultant.

•
Performance-Based Incentive Compensation.   Elements of performance-based, incentive compensation are largely aligned with financial and operational objectives established in the Board-approved annual operating plan.

•
Limited Perquisites.   Our executive officers receive minimal perquisites, consisting primarily of group term life insurance premiums.

•
Equity Plans.   Grants under our equity plans generally include time-based and performance-based vesting periods, and our plan prohibits repricing or exchange of outstanding option awards without consent of stockholders, and requires that options be granted with exercise prices at fair market value.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board currently consists of ten directors. Our charter and bylaws provide that the number of directors constituting our Board may be increased or decreased by a majority vote of our entire Board, provided the number of directors may not be decreased to fewer than one, the minimum number required under the Maryland General Corporation Law nor, unless our bylaws are amended, more than 15 directors.
Our bylaws require that nominees for director, whether for election by the stockholders or by the Board, shall include such individuals as are entitled to be nominated pursuant to the Operating Partnership Agreement. The Operating Partnership Agreement provides that, for so long as the number of Operating Partnership units and shares of common stock held collectively by the real estate funds affiliated with Carlyle (the “Carlyle Funds”) is less than 50% but at least 10% of the total number of shares of our outstanding common stock (assuming all Operating Partnership units are exchanged for common stock), certain of the Carlyle Funds shall have the right to nominate the number of directors that is one less than the lowest whole number that would exceed 20% of the directors, but not less than one director. With the Board consisting of eight directors following the Annual Meeting, the Carlyle Funds are entitled to nominate one director. Such rights to nominate directors are subject to increase or decrease as follows (in each case assuming all Operating Partnership units are exchanged for common stock):
•
If the Carlyle Funds collectively own equal to or greater than 50% of our outstanding common stock, then the Carlyle Funds would have the right to nominate the number of directors that is one less than the lowest whole number that would exceed one-third of the directors, but not less than one director. Assuming the Board still had eight directors, then the Carlyle Funds would be entitled to nominate two directors under this scenario.

•
If the Carlyle Funds collectively own less than 10% of the outstanding common stock, then the Carlyle Funds would no longer be entitled to nominate any directors.

The Carlyle Funds directly or indirectly owned approximately 12.0% of our Operating Partnership as of March 19, 2021. Accordingly, the Carlyle Funds are currently entitled to nominate one director for election to our Board. Carlyle has exercised this right by nominating Robert G. Stuckey for election at the Annual Meeting.
Board and Committee Meetings
During 2020, the Board held seven meetings. The Board ensures that it meets at least once each quarter, and in addition to formal Board meetings, the Board members conduct frequent informal and regular meetings with management and legal, financial or other appropriate advisors throughout the year.
Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).
Board Leadership Structure
The Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chair of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. The Board has determined that an independent director serving as Chair is in our best interests at this time. The current Chair of the Board is Robert G. Stuckey. We also ensure that the Chair of the Board is generally available for engagement with stockholders. This structure ensures a greater role of independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows our Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations. In addition to an independent chair, our bylaws also require us to have a lead independent director, who may preside over meetings of independent directors in the event of a potential conflict of interest that precludes our Chair from participating. Our current lead independent director is David A. Wilson.

Executive Sessions
Our non-employee directors met in separate meetings and in a special executive session without management at the regularly scheduled Board meetings in March 2020, May 2020, September 2020 and December 2020. Robert G. Stuckey, as Chair of the Board, chaired the separate meeting and non-employee director executive sessions held during 2020, and generally chairs any executive sessions held by non-employee directors. The Board expects to continue to conduct separate meetings or an executive session limited to non-employee directors at least annually and our non-employee directors may schedule additional executive sessions in their discretion.
Committees of the Board of Directors
Our Board has a standing Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. Each of these committees must be composed exclusively of independent directors. The Audit Committee and the Nominating/Corporate Governance Committee must each have at least three directors and the Compensation Committee must have at least two directors. Our Board may from time to time establish other committees to facilitate the management of our company.
The Operating Partnership Agreement currently requires that, so long as the Carlyle Funds collectively own at least 10% of our outstanding common stock (assuming all Operating Partnership units are exchanged for common stock), the Carlyle Funds shall have the right to have at least one of their nominees on each committee, unless prohibited by law or the rules of the NYSE, other than any committee whose purpose is to evaluate or negotiate any transaction with the Carlyle Funds. The Carlyle Funds have exercised this right by requesting that Mr. Stuckey be appointed to the Nominating/Corporate Governance Committee, but have not requested that Mr. Stuckey be appointed to either the Audit Committee or the Compensation Committee.
The following table is a summary of our committee structure and members on each of our committees:
	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Paul E. Szurek
Robert G. Stuckey
James A. Attwood, Jr.**
Jean A. Bua
Kelly C. Chambliss
Patricia L. Higgins
Michael R. Koehler
Michael H. Millegan
J. David Thompson**
David A. Wilson
Chair	Member	Financial Expert

**
Not standing for re-election at Annual Meeting.

The Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee each operate under written charters adopted by the Board. These charters are available on our website at www.coresite.com. The information contained on our website is not part of, or incorporated by reference in, this proxy statement.
Audit Committee
The Audit Committee assists the Board with its oversight responsibilities regarding the integrity of our financial statements, the qualifications and independence of our independent auditor and the performance of our internal audit function and independent auditors. The Audit Committee selects, appoints, assists and meets with the independent auditor, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares an annual report for inclusion in our annual proxy statement pursuant to federal securities laws. The Audit Committee is specifically responsible for oversight and evaluation of our independent auditor. The Audit Committee also works with management regarding risk assessment and risk management (including cybersecurity and other risks relevant to our computerized information system controls and security), and discusses with management our leverage and any issues that arise with respect to our leverage. The Board has determined that each member of the Audit Committee is “financially literate” as defined under the NYSE rules, that each of Ms. Bua, Ms. Higgins and Mr. Wilson qualifies as an “audit committee financial expert” as defined under SEC rules, and that each member of the Audit Committee is independent under applicable NYSE and SEC rules for purposes of membership on the Audit Committee. The Audit Committee met nine times in 2020.
Compensation Committee
The Compensation Committee reviews and approves the compensation and benefits of our executive officers, administers and makes recommendations to the Board regarding our compensation and stock incentive plans, produces an annual report on executive compensation for inclusion in our annual proxy statement and publishes an annual committee report for our stockholders. The Board has determined that each member of the Compensation Committee is independent under applicable NYSE and SEC rules for purposes of membership on the Compensation Committee. The Compensation Committee met four times in 2020.
For a description of the Compensation Committee’s processes and procedures, including the roles of our executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, see the section titled “Compensation Discussion and Analysis.”
The Compensation Committee also meets regularly to discuss issues and risks relating to human capital management, employee retention and training, including a focus on safety metrics, fair and equal treatment of employees, bias testing, and other gender and diversity issues in our company. The Compensation Committee specifically tracks progress on gender and diversity issues in each business function to ensure that our vision of human capital matters receives proper attention and priority. In November 2020, we also continued in our annual company-wide employee survey to engage directly with all of our employees on ways the Company could improve on a wide range of employee topics.
Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance, including implementing our Corporate Governance Guidelines. The Nominating/Corporate Governance Committee also oversees the development of a succession plan in the event of our Chief Executive Officer’s retirement or an unexpected event, which it reviews on an annual basis. The Board has determined that each member of the Nominating/Corporate Governance Committee is independent under applicable NYSE rules. The Nominating/Corporate Governance Committee met four times in 2020.
In evaluating potential nominees to the Board, the Nominating/Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board, as well as criteria for Board nominees set forth under “Proposal One: Election of Directors” above. The Nominating/Corporate Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders because the Nominating/Corporate Governance Committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates. The Nominating/Corporate Governance Committee considers all recommended director candidates submitted to it in accordance with the established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. The Nominating/Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership would violate controlling state or federal law. Any stockholder wishing to recommend a candidate for consideration by the Nominating/Corporate Governance Committee may do so by submitting a written recommendation to the Nominating/Corporate Governance Committee in accordance with the procedures set forth under “Miscellaneous—Stockholder Proposals and Nominations.”
At least annually, the Nominating/Corporate Governance Committee evaluates the performance of each current director and considers the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. At an appropriate time prior to each annual meeting at which directors are to be elected or re-elected, the Nominating/Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating/Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.
At an appropriate time after a vacancy arises on the Board or a director advises the Board of her or his intention to resign, the Nominating/Corporate Governance Committee will recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating/Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating/Corporate Governance Committee will consider the factors listed above.
The foregoing notwithstanding, if we are legally required by contract or otherwise to permit a third party to designate one or more of the director nominees to be elected (for example, pursuant to rights contained in the Operating Partnership Agreement), then such legal requirements will be taken into consideration by the Nominating/Corporate Governance Committee.
Board Oversight of Risk Management
The Board believes that overseeing how the executive team manages the various risks confronting the company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management (including cybersecurity and other risks relevant to our computerized information system controls and security). While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Nominating/Corporate Governance Committee reviews risks related to legal and regulatory compliance as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. The Nominating/Corporate Governance Committee is also tasked with reviewing and addressing sustainability risks, and focuses on our disclosure and outreach regarding our sustainability efforts. The Board is apprised by the committee chairs of significant risks and management’s response to those risks via periodic reports. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters. In addition, we maintain specific cybersecurity insurance through our corporate insurance program, the adequacy of which is subject to review and oversight by our Board.
With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are capped and are tied to overall corporate performance. Any other compensation provided to our executive officers is primarily in the form of long-term equity awards that are important to help further align executives’ interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price and because awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.
The Compensation Committee also has reviewed our compensation policies and practices for employees generally and has concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure our performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. In general, bonus opportunities for our employees are capped, and the Compensation Committee has discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors the Compensation Committee may determine to be appropriate in the circumstances.
Evaluation of Board Performance
The Nominating/Corporate Governance Committee coordinates an annual evaluation process by which the directors evaluate the Board’s and the Board committees’ performance and procedures. The self-evaluation process is administered by a third party in the form of a survey to the Board and separate surveys to each Board committee. Each committee discusses its respective survey results, and the full Board discusses all survey results, in order to determine if improvements can be made in Board or Board committee performance and procedures.
Corporate Governance Guidelines
The Board has adopted a set of governance guidelines, the CoreSite Realty Corporation Corporate Governance Guidelines, which are designed to promote the continued vitality of the Board and excellence in the execution of its duties. Our Corporate Governance Guidelines establish the practices and procedures of the Board with respect to Board composition and member selection, Board independence, Board meetings and involvement of senior management, management succession planning, Board committees and the evaluation of senior management and the Board. The Board reviews our Corporate Governance Guidelines at least annually and updates them as necessary to reflect improved corporate governance practices and changes in regulatory requirements. A copy of the Corporate Governance Guidelines is available on our website at www.coresite.com.
Stockholder Power to Amend Bylaws
In March 2017, the Board approved and adopted an amendment and restatement of our bylaws in order to provide our stockholders, to the same extent as the Board, the power to amend the bylaws if such amendment is approved by a majority of all the votes entitled to be cast on the matter. As is the case for Board approved amendments to our bylaws, certain amendments to the bylaws opting out of the Maryland control share acquisition act and relating to board and committee designation rights of Carlyle also require the approval of a majority of the directors who were nominated by Carlyle in accordance with our bylaws. A copy of our bylaws can be obtained from our Secretary, who can be reached at 1001 17th Street, Suite 500, Denver, Colorado 80202.
Stock Ownership Guidelines
The Board has adopted stock ownership and retention guidelines for all of our executive officers and non-employee directors who are also not employees of Carlyle (“Non-Employee Directors”) to further align their interests with our stockholders. The stock ownership and retention guidelines do not apply to directors who are employed by Carlyle because those directors do not receive compensation for their service as directors. Under these stock ownership and retention guidelines, each of our executive officers is expected to own common stock of our company with a market value equal to the following amounts for as long as he or she remains an executive officer:
Position	Stock Ownership Requirements	Requirement Met
Chief Executive Officer	Five Times (5.0x) Base Salary	✓
Other C-Level Executives (Chief Financial Officer, Chief Revenue Officer and General Counsel)	Three Times (3.0x) Base Salary	✓
Senior Vice Presidents	One and One-Half Times (1.5x) Base Salary	✓
Non-Employee Director	Five Times (5.0x) Annual Cash Retainer	✓

Each executive officer and Non-Employee Director must hold 50% of all net settled shares received from the vesting, delivery or exercise of equity awards until such executive officer’s or Non-Employee Director’s stock ownership equals or exceeds the applicable ownership threshold. Executive officers and Non-Employee Directors have until the fifth anniversary of her or his first appointment or election as an executive officer or Non-Employee Director, as applicable, to meet the requirements of these stock ownership guidelines. Once the stock ownership guidelines are met by an executive officer or Non-Employee Director, any subsequent decreases in the market value of our common stock will not be considered for purposes of determining compliance with these stock ownership guidelines with respect to such executive officer’s or Non-Employee Director’s initial ownership threshold. These stock ownership guidelines were based on analysis of peer and market practices, as prepared by our independent compensation consultant.
Code of Ethics
Our Code of Business Conduct and Ethics applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and the Board. A copy of the Code of Business Conduct and Ethics is available on our website at www.coresite.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics that are required to be disclosed by posting such information on our website.
Anti-Hedging and Pledging Policy — Prohibition on Short Sales, Hedging and Margin Accounts
Our Insider Trading Policy prohibits our officers, directors and all other employees from (i) engaging in short sales, (ii) buying or selling put or call positions in our securities, (iii) buying financial instruments designed to hedge or offset any decrease in the market value of our securities, and (iv) frequent trading of our securities to take advantage of fluctuations in share price. In addition, all of our officers and directors are prohibited from pledging, purchasing or selling our securities in margin accounts.
Corporate Responsibility and Sustainability
We operate daily with all of our stakeholders in mind. We are committed to managing the risks and opportunities that arise from Environment, Social and Governance (ESG) issues. For our company, corporate sustainability includes building and maintaining these cornerstones:
•
Customers. Energy efficient data centers with high uptime and high-performance connectivity to enable customers to significantly reduce their overall data center footprint and dramatically lower their costs and energy consumption.

•
Colleagues. A culture of responsibility, transparency, innovation and operational excellence in which all CoreSite colleagues can experience success and career growth.

•
Communities. Communities of customers that work seamlessly with each other to be more effective, efficient, and successful in creating value for their customers in a sustainable manner.

With these thoughts in mind, we strive continuously to be a reliable partner, people centered, and efficiency focused. We encourage you to read more about our strategy and efforts relating to ESG issues and our commitment to all of our stakeholders in our 2019 Corporate Sustainability Report, which can be found on our website at www.coresite.com/about/sustainability. We ensure that our Board has sustainability or public policy expertise, and the Chair of the Board is available for a dialogue with stockholders about sustainability matters. The information contained in our 2019 Corporate Sustainability Report and on our website is not part of, or incorporated by reference in, this proxy statement.
2020 Director Compensation
Consistent with the previous year, during 2020, our Non-employee Director compensation program consisted of the following:
Annual Board Service	Cash Retainer(1)	$75,000
	Restricted Stock Units(2)	$175,000
Lead Independent Director	Cash Retainer(1)	$25,000
Committee Chair Retainer(1)	Cash Retainer(1)	$25,000
Committee Member Retainer(1)	Cash Retainer(1)	$12,500

(1)
All cash retainers are paid in advance in quarterly installments subject to such Non-Employee Director’s continued service on the Board.

(2)
Each restricted stock unit (“RSU”) includes an equal number of tandem dividend equivalents. Dividend equivalents give holders the right to receive, upon payment of any ordinary cash dividend paid to holders of our common stock, an equivalent payment in the form of additional RSUs and dividend equivalents. The RSUs and corresponding dividend equivalents vest one year from the grant date, subject to such Non-Employee Director’s continued service as of the vesting date. Each RSU entitles the director to one share of our common stock, and will be payable and settled at the time of vesting, unless a deferral election is made by a Non-Employee Director.

Directors who are employees of our company or our subsidiaries and those directors employed by Carlyle do not receive compensation for their service as directors. During 2020, Messrs. Stuckey, Attwood and Szurek did not receive any compensation for their service on the Board.
The following table presents information regarding the compensation paid during 2020 to Non-Employee Directors who served on the Board during the year.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jean A. Bua	112,500	176,729	289,229
Kelly C. Chambliss	100,000	176,729	276,729
Patricia L. Higgins(2)	35,000	129,204	164,204
Michael R. Koehler	112,500	176,729	289,229
J. David Thompson	112,500	176,729	289,229
David A. Wilson	125,000	176,729	301,729

(1)
The amounts included under the “Stock Awards” column reflect the aggregate grant date fair value of the RSU awards granted to each Non-Employee Director, computed in accordance with Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of any estimated forfeitures. Assumptions used to calculate these amounts are described in Note 12, “Equity Incentive Plan” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)
Ms. Higgins was appointed to the Board in August 2020, and her compensation was prorated based on her appointment date.

The following table presents the number of outstanding and unexercised option awards and the number of outstanding RSUs held by each of the Non-Employee Directors as of December 31, 2020.
Director	Number of Shares Subject to Outstanding RSUs as of December 31, 2020(1)
Jean A. Bua	1,468
Kelly C. Chambliss	7,059
Patricia L. Higgins	1,056
Michael R. Koehler	23,406
J. David Thompson	14,737
David A. Wilson	22,067

(1)
The RSUs for each of Mses. Bua, Chambliss and Higgins and Messrs. Koehler, Thompson and Wilson are fully vested except for 1,468 RSUs, 1,468 RSUs, 1,056 RSUs, 1,468 RSUs, 1,468 RSUs and 1,468 RSUs, respectively, which in each case will vest on the earlier of (a) May 20, 2021 or (b) the day before the Annual Meeting.

Communications with the Board
Any stockholder or other interested party may contact the Board, including any non-employee director or the non-employee directors as a group, or any individual director or directors, by writing to our Secretary at 1001 17th Street, Suite 500, Denver, Colorado 80202, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to our Secretary for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder’s instructions. However, our Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to our accounting, internal accounting controls or auditing matters can be found on our website at www.coresite.com.
Attendance of Directors at 2020 Annual Meeting of Stockholders
While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. All of our directors at the time attended the 2020 Annual Meeting of Stockholders.

EXECUTIVE OFFICERS
The following table sets forth certain information as of March 26, 2021, regarding our executive officers.
Name	Position with the Company	Age
Paul E. Szurek	President and Chief Executive Officer	60
Jeffrey S. Finnin	Chief Financial Officer	57
Steven J. Smith	Chief Revenue Officer	56
Juan A. Font	Senior Vice President, General Management	52
Anthony R. Hatzenbuehler	Senior Vice President, Data Center Operations	41
Maile C. Kaiser	Senior Vice President, Sales	47
Aleksandra Krusko	Senior Vice President, Information Technology and Digitization	40
Derek S. McCandless	Senior Vice President, Legal, General Counsel and Secretary	49
Brian P. Warren	Senior Vice President, Development and Product Engineering	51

Please see “Proposal One: Election of Directors – Directors” for information regarding Mr. Szurek. There are no family relationships among our executive officers and directors.
Jeffrey S. Finnin has served as our Chief Financial Officer since January 2011. Before joining us in January 2011, Mr. Finnin served as Managing Director and Chief Accounting Officer of Prologis, a publicly held REIT, for over five years. Mr. Finnin is responsible for our company’s financial reporting, financial planning and analysis, treasury and investor relations activities. Prior to his tenure at Prologis, Mr. Finnin spent 18 years in public accounting, most recently as a partner with KPMG and Arthur Andersen LLP, where he served as the Industry Lead Partner in charge of Real Estate and Financial Services Practices in Denver, Colorado. Mr. Finnin received his B.S. in Business Administration from Colorado State University and is a Certified Public Accountant (inactive status).
Steven J. Smith has served as our Chief Revenue Officer since July 2018, and served as our Senior Vice President, Sales and Marketing from January 2014 to July 2018. Mr. Smith is responsible for the success of our customer engagement, market expansion, sales engineering, product development, marketing and overall revenue growth. Prior to joining us in January 2014, Mr. Smith was a Regional Vice President for SAP AG, a business software company, from March 2008 to January 2014, where he led large enterprise sales across application portfolios, including enterprise resource planning, big data, customer relationship management, cloud and mobile. From December 2002 to March 2008, he held various roles with Avaya, Inc., a global provider of business communications and collaboration systems, software and services, most recently as Vice President and General Manager of U.S. Channel Sales. Mr. Smith received a B.A. in Marketing and Economics from the University of New Mexico.
Juan A. Font has served as our Senior Vice President, General Management since March 2018. Mr. Font is responsible for maximizing revenue growth and return on invested capital across our portfolio. Mr. Font joined us in 2010 and has held positions of increasing responsibility, serving most recently as our Vice President of General Management. He brings over 15 years of experience in direct sales, business operations and finance in the data center and telecommunications industries. Prior to joining us, Mr. Font held direct sales contributor roles with Equinix, Inc., an owner and operator of data centers, covering strategic verticals. He also held roles of increasing responsibility in financial management and business operations across European markets with Teleglobe International Holdings Ltd., a provider of wholesale voice, data, IP and mobile signaling services. His previous experience also includes The World Bank Group, where he oversaw investments in the power sector. Mr. Font received a M.B.A. from The Kogod School of Business at The American University and a B.A. in Business Economics and Finance from the Universidad Complutense of Madrid.
Anthony R. Hatzenbuehler has served as our Senior Vice President, Data Center Operations since June 2019. He is responsible for our onsite data center operations activities, client services, and our operations support center. Mr. Hatzenbuehler joined us in 2009, serving previously as our Vice President, Facilities.

Prior to joining us, Mr. Hatzenbuehler held roles of increasing responsibility at Switch and Data, an owner and operator of datacenters, and spent nine years in the Navy, where he was trained in power production and electricity, as well as nuclear power. Mr. Hatzenbuehler received a B.S. in Business Management, summa cum laude, from Liberty University.
Maile C. Kaiser has served as our Senior Vice President, Sales since July 2018. She is responsible for overseeing revenue growth and managing the daily operations for our national sales organization. Ms. Kaiser joined us in 2012, serving previously as our Vice President of Sales for the Southwest and Central Regions, as well as Strategic Content Accounts. Ms. Kaiser brings over 20 years of direct sales and management experience in the datacenter, network communications, software and managed services industries driving growth and innovation for large enterprises. Prior to joining us, Ms. Kaiser was responsible for wholesale and large enterprise sales at IO Datacenters (now part of Iron Mountain Incorporated), a storage and information management service company, and ran the Southwest region for AboveNet Communications (now part of Zayo Group, LLC), a provider of high bandwidth connectivity solutions for businesses and carriers. Ms. Kaiser started her career with Oracle Corporation, a multinational computer technology corporation. Ms. Kaiser received a B.A. in English Literature from the University of California, at Berkeley.
Aleksandra Krusko has served as our Senior Vice President, Information Technology and Digitization since March 2021, and as Vice President, Information Technology and Digitization from July 2018 to March 2021. She is responsible for the execution of CoreSite’s digital strategies through technology, automation and business transformation. She leads the IT Solutions Delivery and IT Operations teams, including: software development, system support, information security and business intelligence. Ms. Krusko joined CoreSite in 2008. In her previous roles, she spearheaded the delivery of system and process efficiencies, change management and architected cross-functional solutions across the organization. Prior to joining CoreSite, Ms. Krusko held roles of increasing responsibility in the real estate industry. She earned a B.S. in Chemistry, with honors, from Regis University.
Derek S. McCandless has served as our Senior Vice President, Legal, General Counsel and Secretary since March 2011. Prior to joining us in March 2011, Mr. McCandless served as Senior Vice President and Assistant General Counsel at Apartment Investment and Management Company, a REIT focused on apartment properties, which he joined in 2003. Prior to his tenure with Apartment Investment and Management Company, Mr. McCandless was in private practice with the law firms of Holme Roberts & Owen LLP (since combined with Bryan Cave Leighton Paisner LLP) and Cooley LLP. Mr. McCandless received a J.D. from The University of Chicago and a B.S., cum laude, from Brigham Young University.
Brian P. Warren has served as our Senior Vice President, Development and Product Engineering since March 2014. Mr. Warren is responsible for data center and interconnection design, development and product engineering activities. Mr. Warren joined us in October 2011 and previously held positions leading our product, marketing and sales engineering activities. Prior to joining us, he served as Senior Director of Internet Services at Level 3 Communications, a communications services company, where he held roles of increasing responsibility from June 2003 to October 2011. Prior to Level 3 Communications, Mr. Warren held various roles with Qwest Communications, @Link Networks, and Ernst &Young LLP. Mr. Warren began his career as a United Stated Air Force officer working with the North American Aerospace Defense Command. Mr. Warren received an M.B.A. from Kellogg Graduate School of Management at Northwestern University and a B.S. in Engineering from the United States Air Force Academy.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2020 compensation of our named executive officers. For 2020, our named executive officers were:
Paul E. Szurek	President and Chief Executive Officer
Jeffrey S. Finnin	Chief Financial Officer
Derek S. McCandless	Senior Vice President, Legal, General Counsel and Secretary
Steven J. Smith	Chief Revenue Officer
Brian P. Warren	Senior Vice President, Development and Product Engineering
Executive Summary
Our compensation program for our named executive officers and other executive officers is designed to meet the following primary objectives:
•
Management Development and Continuity. Attract, retain and motivate individuals of superior ability and managerial talent to develop, grow and manage our business by offering competitive compensation opportunities with both annual incentive and significant long-term incentive compensation components;

•
Pay-for-Performance. Align executive officer compensation with the achievement of our short- and long-term corporate strategies and business objectives, and with the long-term interests of our stockholders through the use of performance-based and variable compensation elements; and

•
Long-Term Focus on Stockholder Value. Align executives with stockholder value creation by delivering a significant portion of our executive officers’ compensation in the form of equity-based awards that vest over multiple years by meeting longer-term performance objectives and continued service.

We believe compensation should be structured to ensure that a significant portion of the total compensation opportunity for our named executive officers is directly related to our performance and other factors that directly and indirectly influence stockholder value. The Compensation Committee focused on demonstrating its pay-for-performance philosophy and alignment of executive and stockholder interests in setting executive compensation by continuing to weight compensation toward performance-based pay. For 2020, our fixed compensation versus targeted variable compensation was structured as follows for Mr. Szurek and the other named executive officers:
For 2020, the Compensation Committee set reasonably challenging targets with respect to our annual cash incentive program to incentivize our executive officers to further the growth of our company, and execute on our strategy, all in an effort to maximize value for our stockholders. Our 2020 annual cash incentive program payouts continued to be based on revenue, EBITDAre (as defined herein) and funds from operations (“FFO”). Even in light of the uncertainties in 2020 from the impacts of the COVID-19 pandemic, the Company attained at or slightly above target levels for each of the performance metrics in 2020. Accordingly, pursuant to our pay-for-performance philosophy, our named executive officers received slightly above-target payouts under the 2020 annual cash incentive program, at 102.18% of the target cash bonus for each of named executive officer, as adjusted for individual performance during the year. In addition, to further our commitment to a pay-for-performance compensation program, in March 2020, the Compensation Committee continued its practice of granting performance-based restricted stock (“PSAs”) to our senior leadership team, which vests based on the achievement of relative total shareholder return (“TSR”) versus the MSCI US REIT Index over a three-year period.
We also believe our executive compensation should be structured to appropriately balance annual cash compensation with long-term equity-based compensation. For 2020, our target annual cash versus long-term equity-based compensation was structured as follows for Mr. Szurek and the other named executive officers:
In order to further align the long-term interests of management with those of our stockholders and align our compensation program with best practices, we (through our Board and Compensation Committee) establish and monitor specific policies, practices and processes.

Highlights of Compensation Practices
Things We Do:	Things We Don’t Do:
✓
Independent Compensation Committee. The Compensation Committee, comprised solely of independent directors, approves all compensation for our named executive officers.

✓
Independent compensation consultant. The Compensation Committee retains an independent compensation consultant.

✓
Assessment of compensation risk. The Compensation Committee assessed our compensation policies and practices and determined that we have no compensation policies and practices that give rise to risks reasonably likely to have a material adverse effect on our company.

✓
Performance-based pay. The Compensation Committee focuses on paying our executives for their performance.

✓
Annual say-on-pay vote. We hold annual advisory say-on-pay votes to approve executive compensation and in 2020 received support of 96.3% on such proposal.

✓
Weight of financial metrics. The Compensation Committee continued to weight 2020 performance measures towards those impacting profitability.

✓
Use of multiple performance metrics. The Compensation Committee used three weighted performance measures for the 2020 annual incentive bonus in an attempt to better connect executive compensation to overall company performance.

✓
Stock ownership guidelines. We have adopted robust stock ownership guidelines that our executive officers and non-employee directors are expected to meet.

✘
No excise tax gross-ups. We do not provide our management with “excise tax gross-ups” in the event of a change in control.

✘
Ban on hedging and pledging. We do not allow our management or directors to engage in hedging transactions in our stock or to pledge our stock to secure loans or other obligations.

✘
No excessive executive benefit programs. We do not provide our management with pensions or any other enhanced benefit programs.

✘
No repricings. Our equity plans do not allow repricing of stock option or stock appreciation rights without stockholder approval.

✘
No excessive perquisites. Our management receives minimal perquisites.

Selected 2020 Company Performance Highlights
We believe that in 2020 our company successfully executed on our priorities for sustainable growth, highlighted by the following:
Financial Performance in 2020:
•
Operating revenues increased in 2020 by 6.0% over 2019;

•
Net income in 2020 decreased by 4.5% compared to 2019;

•
EBITDAre (as defined below) in 2020 increased by 5.1% versus 2019;

•
FFO attributable to common shares and units in 2020 increased by 4.1% versus 2019;

•
Signed $37.6 million of annualized GAAP rent that led to a record retail and small-scale sales year of $25.3 million of annualized GAAP rent signed, representing a nearly 18% increase over 2019;

•
New and expansion leases commenced equaled approximately $45.2 million of annualized GAAP rent; and

•
Increased the quarterly common stock dividend in the fourth quarter to $1.23 per share, or a nearly 1% increase over the previous quarter, and declared dividends of $4.89 in 2020 compared to $4.76 in 2019.

Operational Accomplishments in 2020:
•
Achieved “Seven 9s” of uptime for power and cooling across our portfolio of data center facilities as we continued to focus on operational excellence, which exceeded our target of “six-nines” and the industry standard of “five-nines”; and

•
Achieved strong organic growth, including 89% of annualized GAAP rent from our new and expansion leases signed during 2020 from existing customers.

Property Development Accomplishments in 2020:
•
Completed construction of approximately 192,000 net rentable square feet (“NRSF”), or 22 megawatts (“MW”), including:

◦
Delivered two new data centers in Los Angeles and Chicago, known as LA3 and CH2;

•
LA3 is comprised of 50,000 NRSF, or 6 MW, which is 80% leased, and

•
CH2 is comprised of 55,000 NRSF, or 6 MW.

◦
Placed into service the third and final phase of SV8 in the Bay Area, comprised of 52,000 NRSF or 6 MW, which is 75% leased; and

◦
Completed a data center expansion in our NY2 data center, which is comprised of 35,000 NRSF, or 4 MW of capacity.

•
Launched a data center expansion at LA3 Phase 2, comprised of 54,000 NRSF, or 6 MW of capacity, which is expected to be completed in the fourth quarter of 2021.

See Appendix A to this proxy statement for a reconciliation of EBITDAre and FFO to the nearest GAAP financial measure.
2020 Say-on-Pay Results
At our annual meeting of stockholders in May 2020, we held our annual advisory vote to approve the compensation of our named executive officers (“say-on-pay”). The compensation of our named executive officers reported in our 2020 proxy statement was approved by 96.3% of the votes cast at the 2020 Annual Meeting of Stockholders. Our Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation, and, as a result, the Compensation Committee did not make any significant changes to our executive compensation program for 2020. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.
Role of the Board of Directors, the Compensation Committee, Management and Consultant
Our Compensation Committee is charged with, among other things, the responsibility of reviewing executive officer compensation policies and practices to ensure adherence to our compensation philosophy and objectives and that the total compensation paid to our executive officers is consistent with our performance, fair, reasonable and competitive with companies within our industry. The Compensation Committee’s primary responsibilities with respect to determining executive compensation are (i) setting performance targets under all annual bonus and long-term and management incentive compensation plans, including our equity compensation plans; (ii) verifying that performance targets used for any performance-based equity compensation plans have been met before payment of any executive bonus or compensation; (iii) approving all amendments to, and terminations of, all compensation plans and any awards under such plans; (iv) granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers; (v) approving which executive officers and other employees receive awards under our equity and incentive compensation plan(s); and (vi) conducting an annual review of all compensation plans. In some cases, the Compensation Committee makes recommendations that our Board approve these items or grant equity awards. All plan reviews include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features, and assessing the performance of the plan’s internal and external administrators if any duties have been delegated.
The Compensation Committee reviews and considers our Chief Executive Officer’s recommendations with respect to compensation decisions for our named executive officers, other than himself. The Compensation Committee believes it is valuable to consider the recommendations of our Chief Executive Officer with respect to these matters because, given his knowledge of our operations, the data center industry and the day-to-day responsibilities of our executive officers, he is in a unique position to provide the Compensation Committee perspective into the performance of our executive officers in light of our business at a given point in time. The Board (without the participation of our Chief Executive Officer) and Compensation Committee makes all compensation decisions with regard to our Chief Executive Officer.
As part of the 2020 compensation process, the Compensation Committee retained W.T. Haigh & Company, Inc. (“W.T. Haigh”) as its independent compensation consultant. W.T. Haigh provides us advisory services only with respect to executive compensation, and works with management only with the approval and under the direction of the Compensation Committee. W.T. Haigh reviewed the compensation components of our 2020 program for our named executive officers and advised the Compensation Committee regarding the components and levels of the executive compensation program, including our incentive and equity-based compensation plans. W.T. Haigh also assists the Board in its annual Board and committee evaluation process. A representative of W.T. Haigh attended all of the Compensation Committee meetings in 2020 and, to date, all of the Compensation Committee meetings in 2021. W.T. Haigh continues to make itself available on an ongoing basis to provide guidance to the Compensation Committee on compensation issues as they arise. The Compensation Committee has reviewed its and our company’s relationships with W.T. Haigh and has not identified any conflicts of interest.
Peer Companies
The Compensation Committee uses peer company data to guide its review of the total compensation of our executive officers and generally reviews the compensation data of our peer companies and industry to understand market competitive compensation. The Compensation Committee focuses on ensuring that the elements of our executive compensation program are consistent with peer and industry trends. The Compensation Committee generally targets total compensation to between the market 50th and 75th percentile consistent with our company’s performance, with top performers targeted toward the top end of the range. However, the Compensation Committee does not benchmark compensation to a specific percentile target of peer companies.

For purposes of the 2020 compensation decisions, the Compensation Committee approved a peer group based on analysis and recommendations by W.T. Haigh. This peer group is comprised of 13 companies in the data center, special purpose real estate, hosting and colocation industries. The peer group was selected based primarily on similarity to our core business as well as a number of other criteria, including each company’s revenue, market capitalization, number of employees and other key financial metrics. We believe these companies are broadly comparable to us and appropriately reflect our size, complexity, growth prospects, operations, and the labor market for key leadership positions. The 2020 peer companies are listed below:
2020 Peer Group
Akamai Technologies, Inc. Alexandria Real Estate Equities, Inc. Americold Realty Trust Cogent Communications Group, Inc. Corporate Office Properties Trust CyrusOne Inc. Digital Realty Trust, Inc.	Equinix Inc. Healthcare Realty Trust Incorporated Healthcare Trust of America, Inc. QTS Realty Trust, Inc. Rackspace Technology Switch, Inc.
Interxion and Zayo Group Holdings were deleted from the 2020 peer group due to M&A activity during the past year, and Americold Realty Trust and Rackspace Technology were added to the 2020 peer group. In addition to the select peer companies above, compensation data was used that covers substantially all of the companies in the MSCI US REIT Index and the Nasdaq Internet Index. The Compensation Committee also reviews compensation data from various general surveys, including compensation surveys prepared by AonRadford Global Technology and the National Association of Real Estate Investment Trusts (“Nareit”).
The Compensation Committee reviews our peer group annually to determine whether changes are necessary to ensure that the peer companies continue to be comparable to us based on changing scope and growth characteristics.
Elements of 2020 Compensation
Our compensation program is made up of the following direct compensation elements:
Element	Fixed or Variable	Purpose
Base Salary	Fixed	To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.
Annual Cash Incentive	Variable	To motivate and reward the achievement of our annual performance, including objectives related to revenue, EBITDAre and FFO.
Equity Awards	Variable	To align executives’ interests with the long-term interests of stockholders through equity-based compensation with performance-based and time-based vesting periods, and to promote the long-term retention of our executives and key management personnel.

For 2020, the following was the targeted mix of compensation:
2020 Compensation Decisions
Base Salaries. In early 2020, the Compensation Committee reviewed base salaries to ensure that they generally were competitive with market levels and generally reflected our level of financial performance during the previous year. No formulaic base salary increases are provided to our named executive officers; however, annual merit increases are provided when the Compensation Committee determines that such increases are warranted in light of national salary increase levels, salary levels within our peer companies, individual performance and/or overall company performance.
The base salaries of our named executive officers in 2020 were as follows:
Named Executive Officer	2020 Base Salary	Increase Over 2019 Base Salary
Paul E. Szurek	$650,000	No increase
Jeffrey S. Finnin	$460,000	No increase
Derek S. McCandless	$380,000	3.8%
Steven J. Smith	$420,000	No increase
Brian P. Warren	$330,000	3.1%
The base salaries for each of our named executive officers set forth above were effective as of March 23, 2020. For each of our named executive officers, salary increases in 2020 were driven in large part by each named executive officer’s relative position to mid-market salary levels when compared to the peer companies and broader market comparisons, along with individual performance evaluations. Mr. Szurek declined to receive an increase in base salary in 2020. No increase was made for Messrs. Finnin and Smith for 2020 due to their current relative position to mid-market salary levels when compared to the peer companies and broader market comparisons.
Annual Cash Incentive Awards. An important component of our total compensation program is the annual cash incentive based on the achievement of preset, annual company performance objectives and individual executive performance, which is determined in the Compensation Committee’s discretion.
The Compensation Committee established the following 2020 target annual incentive amounts for each of our named executive officers under our 2020 annual cash incentive program (the “2020 Bonus Plan”):
Named Executive Officer	2020 Base Salary	Target Bonus as a Percentage of Salary	Target Bonus
Paul E. Szurek	$650,000	125%	$812,500
Jeffrey S. Finnin	$460,000	75%	$345,000
Derek S. McCandless	$380,000	75%	$285,000
Steven J. Smith	$420,000	112.5%	$472,500
Brian P. Warren	$330,000	60%	$198,000
In setting the 2020 target bonus amounts for each of our named executive officers, the Compensation Committee considered the following factors: (i) organizational level and expected impact on our annual operating results; (ii) the scope, level of expertise and experience required for the named executive officer’s position; and (iii) competitive levels of target annual incentive opportunity. Based on the forgoing factors, the Compensation Committee determined to keep the 2020 target bonus percentages for each of the named executive officers consistent with the target bonus percentages for 2019. Participants under the 2020 Bonus Plan were eligible to receive between 0% and 150% of each participant’s respective target bonus based on actual performance as discussed below.
Actual bonus amounts earned for 2020 were based on the level of company-wide achievement of revenue (excluding metered revenue), EBITDAre and FFO in 2020 versus targets established by the Compensation Committee at the beginning of the year. The total incentive bonus actually paid to each named executive officer was determined from the average of the actual performance for each of the performance category, measured on a linear basis within each performance factor.
The Compensation Committee or the Board has the discretion to adjust the target or actual results based on extraordinary events and/or conditions that either positively or negatively impact our performance. No adjustments were made to either target or actual results for 2020. In addition, the Compensation Committee or the Board may further adjust the bonus payments in its discretion based on each named executive officer’s achievements and overall job performance during 2020.
For 2020, the Compensation Committee set reasonably challenging targets with respect to the 2020 Bonus Plan to incentivize our executive officers to further the growth of our company and execute on our strategy, all in an effort to maximize value for our stockholders. The Company performed at or above target level with respect to the performance metrics for the 2020 Bonus Plan. Accordingly, pursuant to our pay-for-performance philosophy, our named executive officers received slightly above target payouts at 102.18% of the target cash bonus for each of the named executive officers, subject to individual performance as described below. The following table sets forth the calculation of the 2020 bonus payouts with respect to the objective company performance goals:
	2020 Performance Range			2020 Actual	2020 Actual as a Percentage of Target	2020 Incentive Payout as a Percentage of Target
Performance Factor	Threshold	Target	Maximum
Revenue(1)	$479.19 million	$532.43 million	$585.67 million	$532.38 million	99.99%	99.96%
EBITDAre(2)	$269.15 million	$305.85 million	$342.55 million	$308.67 million	100.92%	103.85%
FFO(3)	$216.54 million	$254.75 million	$292.96 million	$256.85 million	100.82%	102.75%
					AVERAGE	102.18%

(1)
For purposes of the 2020 Bonus Plan, revenue excluded metered and powered shell power revenue. These amounts were excluded by the Compensation Committee from the target and actual amounts because metered and powered shell power revenue is a zero-margin product and is dependent on customers drawing power in line with their licenses.

(2)
EBITDAre is calculated in accordance with the standards established by Nareit. EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property.

(3)
FFO is calculated in accordance with the standards established by Nareit. FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

The Compensation Committee also adjusts the bonus payout based on the individual performance of each executive officer. In light of our performance in 2020 and the discretionary evaluation of each named executive officer’s job performance, with input from our Chief Executive Officer (except with respect to his own compensation), we paid the following annual bonus amounts under the 2020 Bonus Plan:
Named Executive Officer	Target Bonus as a Percentage of Salary	Target Bonus	Actual Bonus Award	Actual Bonus Award as a Percentage of Target
Paul E. Szurek	125%	$812,500	$830,213	102.18%
Jeffrey S. Finnin	75%	$345,000	$352,521	102.18%
Derek S. McCandless	75%	$285,000	$312,222	109.55%
Steven J. Smith	112.5%	$472,500	$482,801	102.18%
Brian P. Warren	60%	$198,000	$202,268	102.18%
Equity Compensation. Generally, in the first quarter of each year, the Board or Compensation Committee grants equity-based awards to our named executive officers, other executives, key management personnel and other employees in order to align their interests with those of the stockholders and to provide a compensation element intended to retain our named executive officers, other executives and key employees over the long term. For 2020, the value of the long-term equity awards granted to each named executive officer was based on the Board’s and Compensation Committee’s assessment of each named executive officer’s expected future contributions to our company, ability to impact our long-term results that drive stockholder value, each named executive officer’s overall long-term performance and competitive levels of long-term equity compensation for similarly situated executives at our peer companies.
In 2020, the Compensation Committee and the Board approved equity awards to our senior leadership team, including our named executive officers, with 60% of the value of the equity award in the form of time-based restricted stock and 40% of the value of the equity award in the form of PSAs. The weighting of performance-based restricted stock for Mr. Szurek continued to be set at 60%, with the weighting of time-based restricted stock reduced to 40%, which the Compensation Committee believes further strengthens our pay-for-performance philosophy and alignment with shareholders’ interests. We believe that time-based restricted stock awards offer a strong retention incentive to employees and are less dilutive to our current stockholders than stock options. The time-based restricted stock awards vest in three equal annual installments beginning on the first anniversary of the grant date, subject to continued employment with us.
We began granting PSAs in 2014 and continued our practice of granting PSAs in 2020 to further our objective of a pay-for-performance compensation program to tie executive compensation to the achievement of our longer-term corporate strategies and business objectives, and to the long-term interests of our stockholders. We determined to grant the PSAs in the form of restricted stock to place greater emphasis on our performance relative to other REITs. In 2020, PSAs were granted only to our senior leadership team, including our named executive officers, while other employees of our company received equity awards solely in the form of time-based restricted stock. The PSAs granted in 2020 (the “2020 PSAs”) vest in full on the third anniversary of the grant based on our achievement of relative TSR measured versus the MSCI US REIT Index over a three-year performance period. The number of shares that may be earned under the 2019 PSA grants ranges from 25% to 175% of target, as described further below.
The 2020 PSAs are earned as follows: (i) 20% of the PSAs are earned based on relative TSR achievement for each annual performance period during the three-year performance period (60% in total), and (ii) 40% of the PSAs are earned based upon a cumulative TSR achievement over the three-year performance period. Earned PSAs are released at the end of the three-year performance period, provided that the executive officer continues to be employed by us at the end of the performance period. Holders of earned PSAs are also entitled to accrued cash dividends that will be paid at the end of the performance period. The table below sets forth the performance multipliers for each level of TSR achievement relative to the MSCI US REIT Index to be used for each vesting period of the 2020 PSAs:

Relative TSR Ranking Relative to the MSCI US REIT Index For the Performance Period	Performance Multiplier
Above the 75th Percentile	175%
At the 75th Percentile	150%
Between the 75th Percentile and 50th Percentile	Determined by linear interpolation
At the 50th Percentile	100%
Between the 50th Percentile and 30th Percentile	Determined by linear interpolation
At the 30th Percentile	50%
Below the 30th Percentile	25%
The PSA grants developed and implemented for 2020 were based on analysis of peer company and broader market performance-based equity practices, as prepared by W.T. Haigh, and are consistent with our performance-based compensation philosophy.
The equity awards granted to our named executive officers in 2020 were as follows:
Name	Time-Based Restricted Stock Awards:Number of Shares of Restricted Stock(#)	Performance-Based Restricted StockAwards: Number of Shares of RestrictedStock at Target(#)(1)
Paul E. Szurek	14,495	21,743
Jeffrey S. Finnin	5,436	3,624
Derek S. McCandless	3,696	2,464
Steven J. Smith	6,523	4,349
Brian P. Warren	3,805	2,537

(1)
PSAs were issued at the maximum level of 175% of target, subject to forfeiture based on achievement of relative levels of TSR during the performance periods. The maximum shares issued to each named executive officer in 2020, subject to forfeiture, were as follows: Mr. Szurek—38,050 shares; Mr. Finnin—6,341 shares; Mr. McCandless—4,311 shares; Mr. Smith—7,610 shares; and Mr. Warren 4,440 shares.

PSA Performance to Date
In March 2020, the Board and the Compensation Committee certified TSR achievement for the 2020 performance period, based on our relative performance versus the MSCI US REIT Index, between the 92nd and 95th percentiles, which resulted in earning the maximum 175% of the target PSAs, or a weighted payout 35% of the target PSAs for the 2020 performance period. The ranges of percentile and payout of shares vary due to the changes in the companies comprising the MSCI US REIT Index at the start of each performance cycle. For the 2018 PSAs, the overall payout for the cumulative three-year period was at the maximum amount of 146.4% of the target shares. The final total earned award for the 2018 PSAs was 126.32% of the target shares.

Performance under the performance cycles to date for the 2018 PSAs, the 2019 PSAs and the 2020 PSAs are as follows:
2018 PSA Performance Cycle
	2018	2019	2020	Cumulative 3-Year Period	Total
Weighting	20%	20%	20%	40%
TSR Achievement	(20.23)%	33.99%	16.35%	24.36%
Percentile Rank	< 20th	~70th	~95th	~73rd
Earned Award as % of Target	25.00%	138.80%	175.00%	146.4%
Weighted Earned PSAs	5.00%	27.96%	35.00%	58.56%	126.32%
2019 PSA Performance Cycle
	2019	2020
Weighting	20%	20%
TSR Achievement	33.99%	16.35%
Percentile Rank	~69th	~95th
Earned Award as % of Target	138.80%	175.00%
Weighted PSA Percentage	27.12%	35.00%
2020 PSA Performance Cycle
2020
Weighting	20%
TSR Achievement	16.35%
Percentile Rank	~92nd
Earned Award as % of Target	175.00%
Weighted PSA Percentage	35.00%
Defined Contribution Plans. We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) for eligible employees of our company and any designated affiliate, including our named executive officers. The 401(k) Plan provides our named executive officers and other employees with the opportunity to save for their future retirement by deferring compensation up to IRS imposed limits. In 2020, we made safe harbor contributions to the 401(k) Plan in an amount equal to four percent (4%) of the participant’s annual salary and subject to certain limits. Plan participants vest immediately in the amounts contributed by us. Our employees are eligible to participate in the 401(k) Plan following their first month of full employment, with safe harbor contributions beginning after six months of credited service.
Other Elements of Compensation and Perquisites. In addition to other elements of compensation, as described above, we provide the following other compensation and benefits to our named executive officers:
•
Medical. We offer to each named executive officer, the named executive officer’s spouse and the named executive officer’s children such health, dental and vision insurance programs as we make available to other eligible employees of our company. Executive officers are also eligible for annual executive physical examinations beyond those covered by our general health insurance programs.

•
Life and Disability Insurance. We provide each named executive officer such short-term and long-term disability and/or life insurance as we make available to other eligible employees of our company. Our company offers life insurance coverage equal to the annual salary of each employee, up to a designated maximum amount per employee.

•
Parking Allowance. We provide each named executive officer with the choice of paid parking at each company location or reimbursement of public transportation expenses, such as our company makes available to every other employee of our company.

Other Compensation Components
We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate, and retain the top executive talent for which we compete. We may provide compensation components that are different from or in addition to the components described above to our named executive officers, to ensure that we provide a balanced, comprehensive and competitive compensation structure, as deemed appropriate by the Compensation Committee.
Anti-Hedging and Pledging Policy—Prohibition on Short Sales, Hedging and Margin Accounts
A description of our hedging and pledging policy can be found in “Information About our Board of Directors—Anti-Hedging and Pledging Policy—Prohibition on Short Sales, Hedging and Margin Accounts.”
Accounting Considerations
ASC Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, RSUs and PSAs under our equity incentive award plans will be accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Compensation Risk Assessment
As discussed in more detail above, the Compensation Committee has reviewed our compensation policies and practices for all employees, including our named executive officers, and other executives and has concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

COMPENSATION COMMITTEE REPORT
The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of CoreSite Realty Corporation reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.
The Compensation Committee:
Michael R. Koehler (Chair)
Kelly C. Chambliss
Michael H. Millegan
J. David Thompson
David A. Wilson

2020 Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid to our named executive officers during the fiscal years ended December 31, 2020, 2019 and 2018, as applicable. Unless otherwise specified, positions listed below are those currently held by the named executive officers.
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Paul E. Szurek President and Chief Executive Officer	2020	675,000	4,332,745	830,213	20,802	5,858,760
	2019	650,000	4,257,085	460,444	17,542	5,385,071
	2018	632,500	4,184,418	875,875	14,730	5,707,523
Jeffrey S. Finnin Chief Financial Officer	2020	477,693	1,058,534	352,521	19,232	1,907,980
	2019	455,000	1,037,809	195,512	18,640	1,706,961
	2018	431,616	959,707	355,740	11,880	1,758,943
Derek S. McCandless Senior Vice President, Legal, General Counsel and Secretary	2020	391,043	719,710	312,222	14,461	1,437,436
	2019	362,000	674,540	155,559	16,236	1,208,335
	2018	346,251	622,503	282,975	14,179	1,265,908
Steven J. Smith Chief Revenue Officer	2020	436,154	1,270,190	482,801	15,486	2,204,631
	2019	411,250	1,245,258	267,766	14,120	1,938,394
	2018	380,000	933,807	466,909	13,910	1,794,626
Brian P. Warren Senior Vice President, Development and Product Engineering	2020	340,129	740,995	202,268	14,735	1,298,127
	2019	312,500	700,470	108,806	14,092	1,135,868
	2018	285,135	555,144	187,572	10,614	1,038,465

(1)
Due to the Company’s bi-weekly pay schedule, there were 27 pay periods during 2020 rather than the typical 26 pay periods. Therefore, the “Salary” for 2020 in this table reflects the actual amount received by the named executive officer for the 27 pay periods during 2020 (i.e. actual cash received). The “Base Salary” amounts stated throughout the previous pages reflects the annual base salary as determined by the Compensation Committee.

(2)
The amounts included under the “Stock Awards” column reflects the aggregate grant date fair value of the restricted stock awards granted in each respective fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Assumptions used to calculate these amounts are described in Note 12, “Equity Incentive Plan” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The aggregate grant date fair value of stock awards, which are comprised of time-vested restricted stock and PSAs, includes the grant date fair value for the PSAs calculated based on the target number of shares. For 2020, the total aggregate grant date fair value of stock awards, including the time-vested restricted stock awards and the PSAs assuming the achievement of highest level of performance, would be as follows: $6,371,464 for Mr. Szurek, $1,398,214 for Mr. Finnin, $950,622 for Mr. McCandless, $1,677,934 for Mr. Smith, and $978,890 for Mr. Warren.

(3)
Represents the actual 2020 cash incentive awards earned by each named executive officer under the 2020 Bonus Plan.

(4)
Represents company contributions to 401(k) plans, life insurance premiums and parking fees for each named executive officer for 2020. The amount in 2020 for Messrs. Szurek and Finnin also includes the value of an annual physical examination.

2020 Grants of Plan-Based Awards
The following table presents information regarding plan-based awards granted to our named executive officers for the fiscal year ended December 31, 2020.
Name	Award Description	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul E. Szurek	Annual Cash Incentive		—	812,500	1,421,875	—	—	—	—	—
	Restricted Stock	3/15/2020	—	—	—	—	—	—	14,495	1,614,453
	Performance Shares	3/15/2020	—	—	—	5,436	21,743	38,050	—	2,718,292
Jeffrey S. Finnin	Annual Cash Incentive		—	345,000	603,750	—	—	—	—	—
	Restricted Stock	3/15/2020	—	—	—	—	—	—	5,436	605,462
	Performance Shares	3/15/2020	—	—	—	906	3,624	6,341	—	453,072
Derek S. McCandless	Annual Cash Incentive		—	285,000	498,750	—	—	—	—	—
	Restricted Stock	3/15/2020	—	—	—	—	—	—	3,696	411,660
	Performance Shares	3/15/2020	—	—	—	616	2,464	4,311	—	308,049
Steven J. Smith	Annual Cash Incentive		—	472,500	826,875	—	—	—	—	—
	Restricted Stock	3/15/2020	—	—	—	—	—	—	6,523	726,532
	Performance Shares	3/15/2020	—	—	—	1,087	4,349	7,610	—	543,658
Brian P. Warren	Annual Cash Incentive		—	198,000	346,500	—	—	—	—	—
	Restricted Stock	3/15/2020	—	—	—	—	—	—	3,805	423,801
	Performance Shares	3/15/2020	—	—	—	634	2,537	4,440	—	317,194

(1)
Represents the 2020 PSAs granted in March 2020. See “Equity Compensation” above. The 2020 PSAs were issued at the maximum level of 175% of target, subject to forfeiture based on achievement of certain levels of TSR during the performance periods. As discussed above, in March 2020, the Board and the Compensation Committee certified TSR achievement for the 2020 performance period, based on our relative performance versus the MSCI US REIT Index, between the 92nd and 95th percentile, which resulted in earning the maximum 175.0% of the target PSAs, or a weighted payout of 35.0% of the target PSAs for the 2020 performance period.

(2)
The amounts included under this column reflect the grant date fair value of the restricted stock awards granted during 2020, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Assumptions used to calculate these amounts are described in Note 12, “Equity Incentive Plan” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Amounts in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table represent the actual 2020 cash incentive award earned by each named executive officer under the 2020 Bonus Plan. Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns of the 2020 Grants of Plan-Based Awards Table represent the target cash incentive award opportunity for each named executive officer under the 2020 Bonus Plan. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the 2020 Grants of Plan-Based Awards Table represent the threshold, target and maximum equity award opportunity for each named executive officer with respect to the 2020 PSAs. See “Annual Cash Incentive Awards” and “Equity Compensation” above for a more detailed description of the 2020 Bonus Plan and the 2020 PSAs.
Employment Agreements
Paul E. Szurek – In July 2016, we entered into an employment agreement with Mr. Szurek, our President and Chief Executive Officer, effective September 2016. The agreement had an initial one-year term, subject to automatic annual renewal, unless either party elects to terminate the agreement by providing written notice to the other party at least 90 days prior to the applicable anniversary date. The agreement provided for an initial annual base salary and target annual bonus amount, subject to adjustment by the Board, and contains other customary employment terms and benefits.

Mr. Szurek’s employment agreement also provides for, among other things, severance payments and the continuation of certain benefits following certain terminations of employment by us under specified circumstances or the termination of employment for good reason (as defined in the employment agreement) by Mr. Szurek. Under these provisions, if Mr. Szurek’s employment is terminated by us without cause (as defined in the employment agreement), or in connection with our non-renewal of the employment agreement, or Mr. Szurek resigns for good reason, Mr. Szurek will have the right to receive continued payment of his base salary and the continuation of health benefits at our expense for a period of 18 months following termination. In addition, Mr. Szurek will receive a pro-rated lump sum payment upon termination based on his performance bonus amount for the year of termination, which will be equal to his target performance bonus (as pro-rated for the time served during the year of termination). Mr. Szurek also will be entitled to accelerated vesting of any outstanding unvested equity awards that would have vested based on the passage of time had he remained employed for 18 months after termination, and his stock options and other equity awards would remain exercisable for at least a year following termination. Mr. Szurek’s employment agreement provides that if he is terminated by us without cause, or in connection with our non-renewal of the employment agreement, or he resigns for good reason, in each case within 12 months following a change in control of our company, then in addition to the pro-rated performance bonus and the health benefits described above, he would also receive an additional payment equal to his target performance bonus amount for the year of termination. In addition, Mr. Szurek would receive accelerated vesting of all of his outstanding unvested equity awards, as well as a cash payment equal to one and one-half (1.5) times his annual base salary in effect on the date of termination. In addition, the salary continuation amount described above will be paid in a lump sum. Mr. Szurek’s employment agreement also provides that if his employment is terminated by us due to his death or disability, he will receive an amount equal to his target performance bonus amount for the year of termination and accelerated vesting of all of his outstanding unvested equity awards that would have vested based on the passage of time if he had remained employed with us for 12 months following his termination.
Mr. Szurek’s employment agreement also contains a mutual non-disparagement covenant and confidentiality covenants prohibiting Mr. Szurek from, among other things, disclosing confidential information relating to us. The employment agreement also contains non-competition and non-solicitation restrictions, pursuant to which Mr. Szurek will not be permitted to compete with us in certain circumstances for a period of 12 months following his termination of employment for any reason.
Jeffrey S. Finnin – In January 2011, Mr. Finnin became our Chief Financial Officer and he entered into an executive employment agreement with us, with an initial one-year term, subject to automatic annual renewal, unless either party provides 90 days’ notice of non-renewal. Mr. Finnin’s employment agreement provided for an initial annual base salary and target annual bonus amount, subject to adjustment by the Board, and contains other customary employment terms and benefits.
Mr. Finnin’s employment agreement also provides for severance payments and certain benefits following certain terminations of employment. If Mr. Finnin is terminated by us without cause, or in connection with our non-renewal of his employment agreement, or if he resigns for good reason, he will have the right to receive continued payment of base salary and health benefits at our expense for 12 months after termination. In addition, Mr. Finnin will receive a pro-rated lump sum payment based on his performance bonus amount for the year of termination and accelerated vesting of his unvested equity awards that would have vested in the 12 months after such termination, and his stock options would remain exercisable for at least one year following termination. If such a termination occurs within 60 days prior to, or 12 months following, a change in control of our company, Mr. Finnin will receive a cash payment equal to 125% of his annual base salary on the termination date (subject to certain conditions), a payment equal to his target performance bonus amount for the year, a pro-rated lump sum payment based on his performance bonus amount for the year of termination, continued payment of health benefits at our expense for 12 months after termination and acceleration of all of outstanding unvested equity awards. In addition, Mr. Finnin’s employment agreement provides that if his employment is terminated due to his death or disability, he will receive a pro-rated lump sum payment with respect to his target bonus amount for the year of termination and accelerated vesting of any of his outstanding unvested equity awards that would have vested based on the passage of time if he had remained employed with us for 12 months following his termination. In addition, Mr. Finnin’s employment agreement contains confidentiality, non-competition and non-solicitation covenants similar to those described above for Mr. Szurek.

Derek S. McCandless – In March 2011, Mr. McCandless became our Senior Vice President, Legal, General Counsel and Secretary, and he entered into an executive employment agreement with us, with an initial one-year term, subject to automatic annual renewal, unless either party provides 90 days’ notice of non-renewal. Mr. McCandless’ employment agreement provided for an initial annual base salary and target annual bonus amount, subject to adjustment by the Board, and contains other customary employment terms and benefits. Mr. McCandless’ employment agreement also includes provisions for severance payments, the continuation of benefits, the accelerated vesting of equity awards and extended stock option exercise periods following certain terminations of employment that are substantially identical to those provided in Mr. Finnin’s employment agreement. In addition, Mr. McCandless’ employment agreement contains confidentiality, non-competition and non-solicitation covenants similar to those described above for Mr. Szurek.
Steven J. Smith – In January 2014, Mr. Smith became our Senior Vice President, Sales and Sales Operations, and he executed an employment offer letter in connection with his hiring, which provided for an initial annual base salary, subject to annual adjustment, and contains other customary employment terms and benefits. In July 2018, Mr. Smith was promoted to Chief Revenue Officer. Mr. Smith also is entitled to participate in our Senior Management Severance and Change in Control Program. See “Potential Payments upon Termination or Change in Control” for a discussion of the benefits under the Senior Management Severance and Change in Control Program.
Brian P. Warren – In September 2011, we entered into an employment offer letter in connection with Mr. Warren’s hiring, which provided for an initial annual base salary, subject to annual adjustment, and contains other customary employment terms and benefits. Pursuant to the employment offer letter, Mr. Warren also is entitled to participate in our company’s Senior Management Severance and Change in Control Program. See “Potential Payments upon Termination or Change in Control” for a discussion of the benefits under the Senior Management Severance and Change in Control Program.

2020 Outstanding Equity Awards at Fiscal Year-End Table
The following table presents information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2020. There were no option awards outstanding for any of our named executive officers.
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Paul E. Szurek	3/15/2018	5,618(2)	703,823	—	—
	3/15/2018	—	—	31,939(3)	4,001,318
	3/15/2019	10,404(2)	1,303,413	—	—
	3/15/2019	—	—	39,124(4)	4,901,505
	3/15/2020	14,495(2)	1,815,934	—	—
	3/15/2020	—	—	38,050(5)	4,766,904
	Various	17,621(6)	2,207,559	—	—
Jeffrey S. Finnin	3/15/2018	1,949(2)	244,171	—	—
	3/15/2018	—	—	4,925(3)	617,004
	3/15/2019	3,902(2)	488,843	—	—
	3/15/2019	—	—	6,521(4)	817,001
	3/15/2020	5,436(2)	681,022	—	—
	3/15/2020	—	—	6,341(5)	794,375
Derek S. McCandless	3/15/2018	1,264(2)	158,354	—	—
	3/15/2018	—	—	3,192(3)	399,894
	3/15/2019	2,536(2)	317,710	—	—
	3/15/2019	—	—	4,239(4)	531,112
	3/15/2020	3,696(2)	463,035	—	—
	3/15/2020	—	—	4,311(5)	540,057
Steven J. Smith	3/15/2018	1,896(2)	237,531	—	—
	3/15/2018	—	—	4,791(3)	600,216
	3/15/2019	4,682(2)	586,561	—	—
	3/15/2019	—	—	7,825(4)	980,366
	3/15/2020	6,523(2)	817,201	—	—
	3/15/2020	—	—	7,610(5)	953,381
Brian P. Warren	3/15/2018	1,127(2)	141,191	—	—
	3/15/2018	—	—	2,849(3)	356,923
	3/15/2019	2,632(2)	329,737	—	—
	3/15/2019	—	—	4,402(4)	551,483
	3/15/2020	3,805(2)	476,690	—	—
	3/15/2020	—	—	4,440(5)	556,243

(1)
Based on a price of $125.28 per share, which was the closing price of our common stock on the NYSE on December 31, 2020.

(2)
The award vests in three equal annual installments beginning on the first anniversary of the grant date, provided that the award recipient remains in continuous service with us as of each vesting date.

(3)
Represents the 2018 PSAs granted in March 2018. The amount of 2018 PSAs represents the amount of shares earned to date,

with the remaining shares based on the achievement of maximum performance in future performance periods. See “Equity Compensation—PSA Performance to Date” above for additional details on the amounts of the 2018 PSAs that have been earned to date.
(4)
Represents the 2019 PSAs granted in March 2019. The amount of 2019 PSAs represents the amount of shares earned to date, with the remaining shares based on the achievement of maximum performance in future performance periods. See “Equity Compensation—PSA Performance to Date” above for additional details on the amounts of the 2019 PSAs that have been earned to date.

(5)
Represents the 2020 PSAs granted in March 2020. The amount of 2020 PSAs represents the amount of shares earned to date, with the remaining shares based on the achievement of maximum performance in future performance periods. See “Equity Compensation—PSA Performance to Date” above for additional details on the amounts of the 2020 PSAs that have been earned to date.

(6)
Represents RSUs granted to Mr. Szurek as director compensation prior to his appointment as our President and Chief Executive Officer, effective September 2016. The RSUs include an equal number of tandem dividend equivalents. Dividend equivalents give holders the right to receive, upon payment of any ordinary cash dividend paid to holders of our common stock, an equivalent payment in the form of additional RSUs and dividend equivalents. Pursuant to a deferral election made by Mr. Szurek, vested RSUs are payable upon the earliest of (a) his separation from service with our company, (b) his death or (c) the date of a change in control of our company.

2020 Option Exercises and Stock Vested Table
The following table presents information regarding the exercise of stock options and the vesting of stock awards for each of our named executive officers during 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul E. Szurek	—	—	31,881	3,529,148
Jeffrey S. Finnin	—	—	11,060	1,223,910
Derek S. McCandless	—	—	7,164	792,758
Steven J. Smith	—	—	10,974	1,213,370
Brian P. Warren	4,950	464,964	6,658	736,511
Potential Payments upon Termination or Change in Control
We have adopted a Senior Management Severance and Change in Control Program (the “Severance Plan”), in which members of our senior membership team participate, other than Messrs. Szurek, Finnin and McCandless. The Severance Plan provides that if a participant is terminated by us at any time without “Cause” or resigns for “Good Reason” (each as defined in the Severance Plan), the participant will be entitled to receive the following severance payments and benefits: (i) continued payment of his or her base salary for a period of time equal to three months, plus one additional month for each year of service with us (subject to a maximum of 12 months); (ii) continued payment of health insurance premiums for a similar period of time; and (iii) accelerated vesting of any unvested equity awards that would have vested solely based on the passage of time had the participant remained employed with us for 12 months following termination. If such a termination or resignation occurs within 60 days prior to or nine months following a change in control of our company, participants will receive (i) a lump sum payment on termination of one year of the participant’s base salary, (ii) a lump sum payment on termination of the participant’s target bonus amount for the year of termination, (iii) an additional lump sum payment amount equal to the participant’s pro-rated bonus for the year of termination, (iv) continued payment of health insurance premiums for up to 12 months, subject to certain conditions, and (v) accelerated vesting of all outstanding and unvested equity awards held by the participant. Each of the foregoing benefits is conditioned on the participant executing a release of claims in favor of us following termination. The Severance Plan also contains certain confidentiality, non-solicitation and non-competition covenants. The non-competition and non-solicitation covenants take effect following termination for the period in which the participant would have received severance payments, based on an assumed termination (not in connection with a change in control) of the participant’s employment by us without Cause on the date the participant’s actual termination of employment occurs, and applies regardless of whether severance payments are actually received under the plan.

Messrs. Szurek, Finnin and McCandless are entitled to severance payments pursuant to the terms of their employment agreements, as set forth under “Employment Agreements” above. The definitions of “Cause” and “Good Reason” in the Severance Plan, as applicable, are substantially similar to the definitions of those terms in Messrs. Szurek’s, Finnin’s and McCandless’s employment agreements, other than changes related to differences in reporting relationships.
In addition, notwithstanding the terms set forth in the Severance Plan or the employment agreements for Messrs. Szurek, Finnin and McCandless, pursuant to the restricted stock award agreements for the PSAs granted to our senior leadership team, upon termination of employment with us at any time without “Cause” or resignation for “Good Reason” (each as defined in the PSA restricted stock award agreement), any PSAs that have been earned prior to and during the year of the employment termination date will be accelerated. If such a termination or resignation occurs within 60 days prior to or twelve months following a change in control of our company, vesting of the PSAs will be accelerated with respect to the number of shares equal to the greater of (i) the target amount of shares set forth in the applicable restricted stock award agreement or (ii) the target amount of shares multiplied by a performance multiplier, as determined by the Compensation Committee.
The following table sets forth an estimate of the payments to be made to our named executive officers in the event any of the terminations described above or a change in control occurs, assuming that the triggering event took place on December 31, 2020, and based on the closing market price of our common stock on December 31, 2020.
	Death or Disability ($)	Termination Without Cause or for Good Reason (Without Change in Control) ($)	Termination Without Cause or for Good Reason (With Change in Control) ($)
Paul E. Szurek Salary Bonus Acceleration of Equity Awards Health Insurance Total
	—	975,000	975,000
	812,500	812,500	1,625,000
	10,944,920	10,944,920	14,855,165
	—	28,131	28,131
	11,757,420	12,760,551	17,483,296
Jeffrey S. Finnin Salary Bonus Acceleration of Equity Awards Health Insurance Total
	—	460,000	575,000
	345,000	345,000	690,000
	1,795,012	1,795,012	2,845,234
	—	17,096	17,096
	2,140,012	2,617,108	4,127,330
Derek S. McCandless Salary Bonus Acceleration of Equity Awards Health Insurance Total
	—	380,000	475,000
	285,000	285,000	570,000
	1,177,047	1,177,047	1,882,248
	—	18,776	18,776
	1,462,047	1,860,823	2,946,024
Steven J. Smith Salary Bonus Acceleration of Equity Awards Health Insurance Total
	—	315,000	420,000
	—	—	945,000
	—	1,958,711	3,247,926
	—	14,082	18,776
	—	2,287,793	4,631,702
Brian P. Warren Salary Bonus Acceleration of Equity Awards Health Insurance Total
	—	330,000	330,000
	—	—	396,000
	—	1,138,002	1,878,025
	—	18,791	18,791
	—	1,486,793	2,622,816

Pension Benefits
The named executive officers do not participate in any pension plans and received no pension benefits during the year ended December 31, 2020, other than with respect to our defined contribution 401(k) plan.
Nonqualified Deferred Compensation
The named executive officers do not participate in any nonqualified deferred compensation plans and received no nonqualified deferred compensation during the year ended December 31, 2020.
Equity Compensation Plan Information
The following table sets forth certain information, as of December 31, 2020, concerning shares of our common stock authorized for issuance under our equity compensation plans, which consists only of our 2010 Equity Incentive Award Plan (as amended and restated, the “2010 Plan”).
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1) (c)
Equity compensation plans approved by stockholders	5,582	$19.76	2,480,212
Equity compensation plans not approved by stockholders	—	—	—
Total equity compensation plans	5,582(2)	$19.76	2,480,212

(1)
Awards issuable under our 2010 Plan include common stock, stock options, restricted stock, RSUs, stock appreciation rights, dividend equivalents, Operating Partnership units and other incentive awards.

(2)
Does not include an aggregate of 500,328 shares of common stock subject to outstanding RSU, time-based restricted stock and performance-based restricted stock awards.

CEO PAY RATIO
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to determine and disclose the pay ratio of our Chief Executive Officer to that of our median compensated employee. Our Chief Executive Officer to median compensated employee pay ratio is 54 to 1, calculated as set forth below:
•
the median of the annual total compensation of all employees of our company (other than our Chief Executive Officer) was $108,543; and

•
the annual total compensation of our Chief Executive Officer, as reported in the 2020 Summary Compensation Table above, was $5,858,760.

We believe the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We calculated annual total compensation for our median employee using the same methodology we use for our named executive officers as set forth in the 2020 Summary Compensation Table above in this proxy statement.
For 2020, we identified the median employee by examining the 2020 total taxable wages for all of our employees through December 17, 2020, excluding our Chief Executive Officer, who were employed by us on that date. We included all employees, whether employed on a full-time or part-time, salaried or hourly basis. For 2020, hourly employees made up approximately 49% of our workforce.
After identifying the median employee based on 2020 total taxable wages, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2020 Summary Compensation Table above in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 19, 2021 with respect to the beneficial ownership of our common stock by (i) each person who beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of SEC filings; (ii) each director or director nominee; (iii) each named executive officer listed in the table titled “2020 Summary Compensation Table” above; and (iv) all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under SEC rules and generally includes shares for which the holder has voting or investment power. The information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership shown in the following table is based on 42,985,085 outstanding shares of common stock as of March 19, 2021. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to the terms of stock options and Operating Partnership units exercisable within 60 days after March 19, 2021, are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. All unvested time-based and performance-based restricted stock awards are included in each holder’s beneficial ownership as holders are entitled to voting rights upon issuance of the restricted stock awards.
Unless otherwise indicated, the address for all persons named below is c/o CoreSite Realty Corporation, 1001 17th Street, Suite 500, Denver, Colorado 80202.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock
Beneficial holders of 5% or more of our common stock:
The Vanguard Group Inc.	5,928,166 (1)	13.8%
The Carlyle Group Inc.	5,875,218(2)	12.0
BlackRock, Inc.	4,080,674 (3)	9.5
Massachusetts Financial Services Company	2,426,697(4)	5.6
Named Executive Officers, Directors and Director Nominees:
James A. Attwood, Jr.	—	—
Jean A. Bua	5,559 (5)	*
Kelly C. Chambliss	7,130(6)	*
Patricia L. Higgins	1,067(7)	*
Michael R. Koehler	23,641(8)	*
Michael H. Millegan	370(9)	*
Robert G. Stuckey	—	—
J. David Thompson	25,080(10)	*
David A. Wilson	31,049 (11)	*
Paul E. Szurek	260,145 (12)	*
Jeffrey S. Finnin	76,674(13)	*
Derek S. McCandless	27,943	*
Steven J. Smith	51,648	*
Brian P. Warren	27,671	*
All current executive officers and directors as a group (18 persons)	611,938(14)	1.4%

*
Less than one percent (1%).

(1)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2021. The shares are beneficially owned by Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, Vanguard Investments UK, Limited The address of The Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 12, 2021. Amounts shown represent 5,875,218 Operating

Partnership units beneficially owned by The Carlyle Group L.P. Pursuant to the limited partnership agreement of CoreSite, L.P., the Operating Partnership units are redeemable for cash, or at our discretion, into shares of our common stock on a one-for-one basis. The table above assumes the conversion of all Operating Partnership units into shares of our common stock on a one-for-one basis. The shares are beneficially owned by The Carlyle Group L.P. and its subsidiaries and affiliates, including Carlyle Group Management L.L.C., The Carlyle Group Inc., Carlyle Holdings I GP Inc., Carlyle Holdings I GP Sub L.L.C., Carlyle Holdings I L.P., Carlyle Holdings L.L.C., CG Subsidiary Holdings L.L.C., TC Group, L.L.C., TC Group Sub L.P., Carlyle Realty V GP, L.L.C., Carlyle Realty V, L.P., CoreSite CRP V Holdings, LLC. The address of The Carlyle Group L.P. and each of the other entities listed above is c/o The Carlyle Group, 1001 Pennsylvania Ave NW, Suite 220 South, Washington, D.C. 20004.
(3)
Based solely on a Schedule 13G/A filed with the SEC on January 29, 2021. The shares are beneficially owned by BlackRock, Inc. and its subsidiaries and affiliates, including BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited and BlackRock Fund Managers Ltd. The address of BlackRock, Inc. and each of the other entities listed above is 55 East 52nd Street, New York, NY 10055.

(4)
Based solely on a Schedule 13G filed with the SEC on February 11, 2021. The shares are beneficially owned by Massachusetts Financial Services Company and/or certain other non-reporting entities. The address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, MA, 02199.

(5)
Includes RSUs representing the right to receive 1,483 shares that are vested or vest within 60 days of March 19, 2021.

(6)
Consists of RSUs representing the right to receive 7,130 shares that are vested or vest within 60 days of March 19, 2021.

(7)
Consists of RSUs representing the right to receive 1,067 shares that are vested or vest within 60 days of March 19, 2021.

(8)
Consists of RSUs representing the right to receive 23,641 shares that are vested or vest within 60 days of March 19, 2021.

(9)
Consists of RSUs representing the right to receive 370 shares that are vested or vest within 60 days of March 19, 2021.

(10)
Includes RSUs representing the right to receive 14,885 shares that are vested or vest within 60 days of March 19, 2021.

(11)
Includes RSUs representing the right to receive 22,289 shares that are vested or vest within 60 days of March 19, 2021.

(12)
Includes RSUs representing the right to receive 17,798 shares that are vested or vest within 60 days of March 19, 2021.

(13)
Includes 5,000 shares held in a family trust in which Mr. Finnin’s spouse is the trustee.

(14)
Includes RSUs representing the right to receive 88,663 shares that are vested or vest within 60 days of March 19, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Restructuring Transactions
Immediately prior to the completion of our IPO, we entered into a series of transactions with the Carlyle Funds to create our current organizational structure (the “Restructuring Transactions”). In connection with this restructuring, all of the property and non-cash assets that were then used in the operation of our company’s business were contributed by the Carlyle Funds to our Operating Partnership. In the Restructuring Transactions, the Carlyle Funds contributed 100% of their ownership interests in the entities that, directly or indirectly, owned or leased all of the properties that comprised our portfolio and all the other non-cash assets used in our business at that time. The aggregate undepreciated book value plus construction in progress of the contributed properties was $586.2 million as of June 30, 2010. In exchange for this contribution, our Operating Partnership issued to the Carlyle Funds 34,600,000 Operating Partnership units in the aggregate having a total value of $553.6 million, based upon a price of $16.00 per unit. Of these Operating Partnership units, approximately 19.5%, or $108.1 million in value, 11.4%, or $63.2 million in value, and 15.6%, or $86.2 million in value, respectively, were issued to the Carlyle Funds contributing One Wilshire Holdings, LLC, 900 N. Alameda Holdings, LLC and 12100 Sunrise Valley Drive Holdings, LLC, each of which now holds Operating Partnership units exchangeable into five percent or more of our common stock. All of the Operating Partnership units held by each of these three entities are beneficially held by a Carlyle affiliate. See “Security Ownership of Certain Beneficial Owners and Management.”
In connection with the Restructuring Transactions, we entered into an agreement with certain of the Carlyle Funds granting them certain rights to receive information about us and to consult with and advise us on significant matters so long as they continue to own any Operating Partnership units or shares of our common stock and the number of Operating Partnership units and shares of common stock held collectively by the Carlyle Funds is equal to or greater than 5% of the total number of shares of outstanding common stock (assuming all Operating Partnership units are exchanged for common stock). This agreement also provides that for so long as the Carlyle Funds have the right to nominate directors for election to our Board, such rights will be assigned to two of these Carlyle Funds. The Carlyle Funds have agreed to maintain the confidentiality of any material non-public information they receive in connection with the foregoing and the Carlyle Funds will not receive any compensation or expense reimbursement pursuant to this agreement.
Registration Rights Agreement
In connection with our IPO, we granted the Carlyle Funds, which received Operating Partnership units in the Restructuring Transactions, certain registration rights with respect to any shares of our common stock that may be acquired by them in connection with the exchange of units tendered for redemption. An aggregate of 5,875,218 shares of our common stock issuable upon exchange of units issued in the Restructuring Transactions remain subject to a registration rights agreement. The holders of such units are entitled to require us to seek to register all such shares of common stock underlying the units for public sale, subject to certain exceptions, limitations and conditions precedent. We will bear expenses incident to our registration requirements under the registration rights agreement, except that such expenses shall not include any underwriting fees, discounts or commissions, brokerage or sales commissions, or out-of-pocket expenses of the persons exercising the redemption rights or transfer taxes, if any, relating to the sale of such shares. In 2020, we incurred approximately $0.4 million of expenses under the registration rights agreement in connection with the sale of shares by the Carlyle Funds in registered public offerings.
Carlyle Affiliates and Portfolio Companies
From time to time, and in the ordinary course of business, we have entered into lease agreements or other arrangements with Carlyle affiliates and portfolio companies for the lease of data center space and the provision of other services at our properties. The term of each lease agreement is typically two to three years. We currently have arrangements with the following Carlyle affiliates and portfolio companies: Expereo USA, Inc., Syniverse Technologies, LLC, Vubiquity, Inc., CMC Networks, The Nature’s Bounty Co. and Applus Technologies, Inc. Total aggregate contract value with these Carlyle affiliates and portfolio companies is approximately $3.2 million, and total aggregate revenue under these arrangements for the year ended December 31, 2020, was approximately $1.5 million. The Board and our management believe that the arrangements with the Carlyle affiliates and portfolio companies were entered into upon market terms.
Statement of Policy Regarding Transactions with Related Parties
Our Code of Business Conduct and Ethics, which applies to all our directors, officers, employees and agents, includes a process for identifying and resolving potential conflicts of interest, including conflicts arising from transactions with related parties. Specifically, our Code of Business Conduct and Ethics requires that any conflict of interest of our directors, executive officers or other principal officer may only be waived by our Board. All transactions disclosed above were reviewed and approved in accordance with our Code of Business Conduct and Ethics and applicable law.

MISCELLANEOUS
Stockholder Proposals and Nominations
Any proposal of a stockholder intended to be included in our proxy statement for the 2022 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by us no later than November 26, 2021, unless the date of our 2022 Annual Meeting of Stockholders is more than 30 days before or after May 19, 2022, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Secretary, at 1001 17th Street, Suite 500, Denver, Colorado 80202.
A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2022 Annual Meeting of Stockholders not intended to be included in our proxy statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in Section 11 of Article II of our current bylaws. Pursuant to Section 11 of Article II of our current bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m., Eastern Time, on November 26, 2021, nor earlier than October 27, 2021. However, in the event that the 2022 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2021 Annual Meeting of Stockholders, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting. A copy of our current bylaws can be obtained from our Secretary, who can be reached at 1001 17th Street, Suite 500, Denver, Colorado 80202.
Householding
Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our common stock are only being sent one Notice of Internet Availability of Proxy Materials or set of proxy materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. If you wish to receive a separate copy of these materials in the future, or if you are receiving multiple copies and would like to receive a single copy, please contact our Secretary in writing, at 1001 17th Street, Suite 500, Denver, Colorado 80202, or by telephone at (866) 777-2673.
Other Matters
We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.
By Order of the Board of Directors
Derek S. McCandless
Senior Vice President, Legal, General Counsel and Secretary
Denver, Colorado
March 26, 2021

APPENDIX A
Reconciliation of Net Income to FFO
(in thousands, except per share data)
	Year Ended
	December 31, 2020	December 31, 2019
Net income	$94,617	$99,037
Real estate depreciation and amortization	162,231	147,042
FFO available to common shareholders and OP unit holders	$256,848	$246,079
Weighted average common shares outstanding - diluted	40,634	36,944
Weighted average OP units outstanding - diluted	7,777	11,275
Total weighted average shares and units outstanding - diluted	48,411	48,219
FFO per common share and OP unit - diluted	$5.31	$5.10
We consider funds from operations (“FFO”), a non-GAAP measure, to be a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defined FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.
Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.
We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the Nareit standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

A-1

Reconciliation of Net Income to EBITDAre:
(in thousands)
	Year Ended
	December 31, 2020	December 31, 2019
Net income	$94,617	$99,037
Adjustments:
Interest expense	45,086	41,712
Income taxes	56	67
Depreciation and amortization	168,915	152,925
EBITDAre	$308,674	$293,741
Non-cash compensation	15,843	14,384
Transaction costs / litigation	—	7
Adjusted EBITDA	$324,517	$308,132
EBITDAre is calculated in accordance with the standards established by the Nareit. EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. Management uses EBITDAre as an indicator of our ability to incur and service debt. In addition, we consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre is calculated before recurring cash charges including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utilization as a cash flow measurement is limited.

A-2

CORESITE REALTY CORPORATION 1001 17TH STREET, SUITE 500 DENVER, CO 80202 VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 18, 2021 for shares held directly and by 11:59 P.M. ET on May 16, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/COR2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 18, 2021 for shares held directly and by 11:59 P.M. ET on May 16, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D35337-P50067 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY CORESITE REALTY CORPORATION The Board of Directors recommends you vote FOR the following: 1.Election of Directors Nominees: 01)Robert G. Stuckey05)Patricia L. Higgins 02) Paul E. Szurek 06) Michael R. Koehler 03)Jean A. Bua 07)Michael H. Millegan 04)Kelly C. Chambliss 08) David A. Wilson For Withhold For All To withhold authority to vote for any individual All All Exceptnominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3. 2.Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. 3.The advisory vote to approve the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice and Proxy Statement and Letter to Stockholders are available at www.proxyvote.com. D35338-P50067 CORESITE REALTY CORPORATION Annual Meeting of Stockholders May 19, 2021, 2:00 p.m. MDT This proxy is solicited on behalf of the Board of Directors The undersigned stockholder of Coresite Realty Corporation (the “Company”) hereby appoints Paul E. Szurek and Derek S. McCandless, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to attend the 2021 Annual Meeting of Stockholders of the Company to be held May 19, 2021,or any postponement or adjournment thereof (the “Meeting”), with all powers which the undersigned would possess if present at the Meeting, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting. The undersigned acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. Continued and to be marked, dated and signed on reverse side